Exhibit 4.1

Execution Version

Consolidated Communications, Inc.

5.000% SENIOR SECURED NOTES DUE 2028

INDENTURE

Dated as of March 18, 2021

Wells Fargo Bank, National Association

Trustee and Notes Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.1

SECTION 1.02 Other Definitions.34

SECTION 1.03 [Reserved].35

SECTION 1.04 Rules of Construction35

ARTICLE 2

THE NOTES

SECTION 2.01 Form and Dating.36

SECTION 2.02 Execution and Authentication37

SECTION 2.03 Methods of Receiving Payments on the Notes37

SECTION 2.04 Registrar and Paying Agent.38

SECTION 2.05 Paying Agent to Hold Money in Trust38

SECTION 2.06 Holder Lists38

SECTION 2.07 Transfer and Exchange.39

SECTION 2.08 Replacement Notes48

SECTION 2.09 Outstanding Notes.48

SECTION 2.10 Treasury Notes49

SECTION 2.11 Temporary Notes49

SECTION 2.12 Cancellation49

SECTION 2.13 Defaulted Interest49

SECTION 2.14 CUSIP Numbers50

ARTICLE 3

REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01 Notices to Trustee50

SECTION 3.02 Selection of Notes to Be Redeemed.50

SECTION 3.03 Notice of Redemption.50

SECTION 3.04 Effect of Notice of Redemption51

SECTION 3.05 Deposit of Redemption Price.51

SECTION 3.06 Notes Redeemed in Part52

SECTION 3.07 Optional Redemption.52

SECTION 3.08 Repurchase Offers53

SECTION 3.09 Mandatory Redemption55

-i-

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Notes.55

SECTION 4.02 Maintenance of Office or Agency.55

SECTION 4.03 Reports.56

SECTION 4.04 Compliance Certificate.57

SECTION 4.05 Taxes57

SECTION 4.06 [Reserved].57

SECTION 4.07 Restricted Payments.57

SECTION 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.61

SECTION 4.09 Incurrence of Indebtedness.63

SECTION 4.10 Asset Sales.66

SECTION 4.11 Transactions with Affiliates.69

SECTION 4.12 Liens.70

SECTION 4.13 [Reserved].71

SECTION 4.14 Offer to Repurchase upon a Change of Control.71

SECTION 4.15 Designation of Restricted and Unrestricted Subsidiaries.72

SECTION 4.16 [Reserved].73

SECTION 4.17 Guarantees.73

SECTION 4.18 Sale and Leaseback Transactions74

SECTION 4.19 Suspension of Covenants if Notes Rated Investment Grade74

SECTION 4.20 [Reserved].74

SECTION 4.21 [Reserved].75

SECTION 4.22 [Reserved].75

SECTION 4.23 After-Acquired Property.75

SECTION 4.24 Additional Material Real Property75

SECTION 4.25 Post-Closing Covenant.75

ARTICLE 5

SUCCESSORS

SECTION 5.01 Merger, Consolidation or Sale of Assets.76

SECTION 5.02 Successor Corporation Substituted77

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default and Remedies78

SECTION 6.02 Acceleration.80

SECTION 6.03 Other Remedies.82

SECTION 6.04 Waiver of Past Defaults82

SECTION 6.05 Control by Majority82

SECTION 6.06 Limitation on Suits.82

SECTION 6.07 Rights of Holders of Notes to Receive Payment83

SECTION 6.08 Collection Suit by Trustee83

SECTION 6.09 Trustee May File Proofs of Claim83

SECTION 6.10 Priorities.84

SECTION 6.11 Undertaking for Costs84

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.84

SECTION 7.02 Certain Rights of Trustee.85

SECTION 7.03 Individual Rights of Trustee87

SECTION 7.04 Trustee’s Disclaimer87

SECTION 7.05 Notice of Defaults87

SECTION 7.06 [Reserved].87

SECTION 7.07 Compensation and Indemnity.88

SECTION 7.08 Replacement of Trustee.89

SECTION 7.09 Successor Trustee by Merger, Etc889

SECTION 7.10 Eligibility; Disqualification90

SECTION 7.11 Security Documents; Intercreditor Agreement90

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance90

SECTION 8.02 Legal Defeasance and Discharge90

SECTION 8.03 Covenant Defeasance91

SECTION 8.04 Conditions to Legal or Covenant Defeasance91

SECTION 8.05 Deposited Money and Government Securities to Be Held in Trust.92

SECTION 8.06 Repayment to the Company93

SECTION 8.07 Reinstatement93

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Notes.93

SECTION 9.02 With Consent of Holders of Notes.95

SECTION 9.03 [Reserved]96

SECTION 9.04 Revocation and Effect of Consents96

SECTION 9.05 Notation on or Exchange of Notes97

SECTION 9.06 Trustee to Sign Amendments, Etc97

ARTICLE 10

NOTE GUARANTEES

SECTION 10.01 Guarantee97

SECTION 10.02 Limitation on Guarantor Liability98

SECTION 10.03 Execution and Delivery of Note Guarantee98

SECTION 10.04 Guarantors May Consolidate, Etc., on Certain Terms.98

SECTION 10.05 Release of Guarantor99

SECTION 10.06 Benefits Acknowledged100

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge.100

SECTION 11.02 Deposited Money and Government Securities to Be Held in Trust102

SECTION 11.03 Repayment to the Company102

ARTICLE 12

COLLATERAL

SECTION 12.01 Security Documents.102

SECTION 12.02 Release of Collateral.103

SECTION 12.03 Suits to Protect the Collateral.104

SECTION 12.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents105

SECTION 12.05 Purchaser Protected105

SECTION 12.06 Powers Exercisable by Receiver or Trustee105

SECTION 12.07 Notes Collateral Agent.105

ARTICLE 13

MISCELLANEOUS

SECTION 13.01 [Reserved].111

SECTION 13.02 Notices.111

SECTION 13.03 [Reserved].113

SECTION 13.04 Certificate and Opinion as to Conditions Precedent113

SECTION 13.05 Statements Required in Certificate or Opinion.113

SECTION 13.06 Rules by Trustee and Agents113

SECTION 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders113

SECTION 13.08 Governing Law113

SECTION 13.09 Waiver of Jury Trial114

SECTION 13.10 Consent to Jurisdiction114

SECTION 13.11 No Adverse Interpretation of Other Agreements114

SECTION 13.12 Successors114

SECTION 13.13 Severability114

SECTION 13.14 Counterpart Originals; Electronic Signatures114

SECTION 13.15 Regulatory Matters115

SECTION 13.16 Limited Condition Transactions; Measuring Compliance.115

SECTION 13.17 Acts of Holders117

SECTION 13.18 Benefit of Indenture118

SECTION 13.19 [Reserved].118

SECTION 13.20 [Reserved].118

SECTION 13.21 Table of Contents, Headings, Etc118

SECTION 13.22 USA PATRIOT Act118

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	[Reserved]
Exhibit E	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit F	Form of Free Transferability Certificate

v

INDENTURE dated as of March 18, 2021, between Consolidated Communications, Inc., an Illinois corporation (the “Company”), Holdings, the other Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee and as notes collateral agent.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issuance of 5.000% Senior Secured Notes due 2028, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

The Guarantors have duly authorized the Guarantees, and to provide therefor the Guarantors have duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of the Guarantors and to make this Indenture a valid and legally binding agreement of the Guarantors, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness, (1) of a Person existing at the time such Person merges with or into the Company or Restricted Subsidiary, or (2) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (3) assumed in connection with the acquisition of assets from such Person and, in each case, not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary of the Company or such acquisition.

“Acquisition” means any acquisition by Holdings, the Company or any of their Restricted Subsidiaries of a Person, division or line of business that is engaged in a Permitted Business.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.02 and Section 4.09 and having the same terms in all respects as the Notes, or similar in all respects to the Notes, except that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Custodian or Paying Agent.

“Applicable Premium” means, at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note plus the premium thereon as set out in the table in Section 3.07 on October 1, 2023, plus (2) all remaining required interest payments due on such Note through October 1, 2023 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Asset Sale” means:

(1)the sale, lease, conveyance or other non-ordinary course disposition (each, a “Transfer”) of any assets, other than a transaction governed by Section 4.14 and/or Section 5.01; and

(2)the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the Transfer by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)any Transfer of assets (i) in any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value not exceeding $5.0 million or (ii) in the aggregate (taken together with all such dispositions made pursuant to this clause (ii)) since October 2, 2020 having a Fair Market Value not exceeding the greater of $100.0 million and 3% of Total Assets;

(2)a Transfer of assets or Equity Interests between or among Holdings, the Company and their respective Restricted Subsidiaries;

(3)an issuance of Equity Interests by a Restricted Subsidiary of Holdings to Holdings or to another Restricted Subsidiary thereof;

(4)a Transfer of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)a Transfer of Cash Equivalents;

(6)a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7)a Transfer that constitutes a Restricted Payment or an Investment that is permitted by Section 4.07;

(8)a Transfer of any property or equipment in the ordinary course of business that has become used, surplus, outdated, inefficient, damaged, worn out or obsolete;

(9)the creation of a Lien not prohibited by this Indenture;

(10)any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11)licenses and cross-licenses of any technology or other intellectual property;

(12)any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration;

(13)any foreclosure upon any assets of Holdings, the Company or any of their Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture;

(14) any lease or sublease of real property not constituting a Sale and Leaseback transaction;

(15)any Permitted Asset Swap; and

(16)any Investment Transaction and any Transfer or issuance made pursuant thereto or in connection therewith;

provided that, notwithstanding anything to the contrary herein, none of Holdings, the Company or any Restricted Subsidiary shall contribute or Transfer to any Unrestricted Subsidiary any intellectual property that is material to Holdings and its Restricted Subsidiaries, taken as a whole.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bank Equity Interests” means Investments in non-voting participation certificates of CoBank, ACB acquired by the Company from CoBank, ACB.

“Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control,” a duly authorized committee thereof;

(2)with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)with respect to any other Person, the board or committee of such Person serving a similar function;

provided that for so long as the Company is a 100% owned Subsidiary of Holdings, such Board of Directors of the Company refers to the Board of Directors of Holdings.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means, for any period, any and all expenditures made by Holdings or any of its Restricted Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise including, without limitation, as a result of incurring any Capital Lease Obligations.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time will be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

All leases of any Person that are or would be characterized as operating leases in accordance with GAAP prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether or not such operating leases were in effect at the time of effectiveness thereof) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of the Indenture regardless of FASB Accounting Standards Update ASU 2016-02 or any change in GAAP following the Issue Date that would otherwise require such leases to be recharacterized as Capital Leases. Without limiting the foregoing, all references to a “Capital Lease” or “Capital Leases” shall be understood to be a reference to a “Financing Lease” or “Financing Leases” where such nomenclature is consistent with GAAP.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, U.S. dollar denominated deposit accounts with domestic national or commercial banks, including overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of “P-1” or better from Moody’s or “A-1” or better from S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;

(4)repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above and (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “P-1” or higher from Moody’s or “A-1” or higher from S&P, or carrying an equivalent rating by a nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and in each case maturing within one year after the date of acquisition;

(6)securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any member of the European Union or, in each case, by any political subdivision or taxing authority thereof, which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition; and

(7)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act)) other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of Holdings; or

(3)the Company ceases to be a wholly owned Subsidiary of Holdings.

For purposes of clause (2) of this definition of “Change of Control,” Contingent Payment Rights (and any securities that such Contingent Payment Rights are converted into) shall be treated as Voting Stock of Holdings.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Collateral” means all of the assets and properties subject to Liens granted by the Company or any Guarantor in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties pursuant to the Security Documents; provided that Collateral shall not include Excluded Property.

“Commission” means the United States Securities and Exchange Commission, or any successor thereto.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Communications Laws” shall mean (a) the federal Communications Act of 1934, as amended, and the rules, regulations, published orders and published and promulgated policy statements of the FCC, and (b) applicable state and local communications statutes, applicable laws, rules, and published policies of a state public utility commission, local franchising authority, or similar state or local Governmental Authority with authority to regulate the Company or any of its Subsidiaries, or the provision of cable television service, video service, Internet access service, broadband services, telecommunications services, or voice services, each as may be amended from time to time.

“Communications Licenses” shall mean all authorizations, orders, licenses, permits, franchises, or registrations issued by the FCC, a state public utility commission, or a local franchising authority to the Company or any of its Subsidiaries pursuant to the Communications Laws, including, without limitation, the FCC Licenses.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period,

(a)plus all amounts deducted in arriving at Consolidated Net Income for such period in respect of, without duplication, (i) Consolidated Interest Expense, amortization or write-off of debt discount and non-cash expense incurred in connection with equity compensation plans, (ii) foreign, federal, state and local income taxes, (iii) charges for depreciation of fixed assets and amortization of intangible assets, (iv) all non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (v) Transaction Fees as specified in reasonable detail;

(b)minus (in the case of gains) or plus (in the case of losses) gain or loss on any disposition during such period;

(c)plus extraordinary loss (as defined by GAAP) during such period;

(d)plus the aggregate amount of all (x) unusual and non-recurring charges or expenses (including, for the avoidance of doubt, relating to storm damage and other extreme weather events) deducted in arriving at Consolidated Net Income for such period and not otherwise included in clause (a) above, (y) restructuring and similar charges, fees, costs (including severance costs), expenses and reserves and (z) the amount of any cost savings, operating expense reductions, operating enhancements and other synergies (net of the amount of actual amounts realized), from the Investment Transactions, and any mergers, acquisitions, Investments, cost savings initiatives, operating improvements, restructurings, cost savings and similar initiatives, actions or events and that are reasonably expected to be realized within 24 months of the date of the relevant event; provided that the aggregate amount permitted to be added back pursuant to this clause (d)(z) for any Test Period shall not exceed 20% of Consolidated EBITDA after giving effect to such adjustments; provided, further, that each such adjustment described in this clause (d)(z) shall be set forth in a certificate signed by a Financial Officer of the Company and delivered to the Trustee;

(e)plus, solely for purposes of calculating availability under Section 4.07(a)(C)(1) and without duplication of any amounts included under clause (i) of paragraph (a) above, Fixed Charges; and

(f)minus the sum of (x) interest income, (y) extraordinary income or gains as defined by GAAP and (z) all non-cash items increasing Consolidated Net Income, in each case, for such period.

For purposes of this definition, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and (at the Company’s election) any operating improvements, restructurings, cost savings and similar initiatives, actions or events, that Holdings or any of its Restricted Subsidiaries has made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date for which the calculation of Consolidated EBITDA is made shall be calculated on a pro forma basis assuming that all such mergers, acquisitions, dispositions, amalgamations, consolidations, Investments, cost savings initiatives, operating improvements, restructurings, cost savings and similar initiatives, actions or events and discontinued operations had occurred on the first day of the Test Period; provided that, notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not make such computations on a pro forma basis for any such classification for any period until such sale, transfer or other disposition has been consummated.

“Consolidated Indebtedness” means, at a particular date, the sum of (without duplication) all indebtedness of Holdings and its Restricted Subsidiaries for borrowed money determined on a consolidated basis on such date in accordance with GAAP. For purposes of calculating any financial ratio under this Indenture, including the Consolidated Senior Secured Ratio and the Total Net Leverage Ratio, all obligations owed to Holdings, the Company, the Guarantors or any of their respective Restricted Subsidiaries under the Subordinated Notes shall be excluded from “Consolidated Indebtedness.”

“Consolidated Interest Expense” means, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest, but excluding non-cash interest expense booked with respect to (i) tax reserves, (ii) Hedging Agreements and (iii) the refinancing of any Indebtedness (including any Permitted Refinancing Indebtedness). For the avoidance of doubt, Consolidated Interest Expense shall include interest expense and capitalized interest with respect to the Subordinated Notes, to the extent outstanding at any time during the applicable period.

For the purposes of this definition, in the event that any underwriting fees paid in connection with the original issuance of the Existing Notes, the entry into the Secured Credit Facility on October 2, 2020 or the incurrence of the incremental term loans under the Credit Agreement on January 15, 2021 pursuant to Amendment No. 1 thereto, or the original issuance of the Notes or the entry into the Proposed Credit Agreement Amendment on or following the Issue Date, the fees (or any portion thereof) referred to in any fee letter related to the foregoing or any similar fee paid in connection with any Permitted Refinancing Indebtedness is required to be expensed in the fiscal quarter in which such fee is paid, rather than being capitalized and amortized over the term of the respective Indebtedness associated therewith, the entire amount of such fee shall not be included in Consolidated Interest Expense for the fiscal quarter in which such fee is paid, but instead shall be included in the calculation of Consolidated Interest Expense for such fiscal quarter and succeeding fiscal quarter as if such fee was capitalized and amortized over the term of such Indebtedness.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom, without duplication:

(a)the income or loss of any Person (other than consolidated Restricted Subsidiaries of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Restricted Subsidiaries by such Person during such period;

(b)the cumulative effect of a change in accounting principles during such period;

(c)any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations;

(d)the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdings or any of its Restricted Subsidiaries; and

(e)the income of any consolidated Restricted Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

“Consolidated Senior Secured Indebtedness” means, at a particular date, the aggregate principal amount of all Consolidated Indebtedness at such date that, at such date, is secured by a Lien on assets of Holdings or any of its Restricted Subsidiaries, net of (i) prior to the Unlimited Cash Netting Date

(as defined below), the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.

“Consolidated Senior Secured Leverage Ratio” means, at a particular date the ratio of (a) Consolidated Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”). In the event that Holdings, the Company or any Restricted Subsidiary thereof Incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Consolidated Senior Secured Leverage Ratio is being calculated but prior to or in connection with the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made, then the Consolidated Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Contingent Payment Rights” means the contingent payment right which shall be automatically converted into shares of Holdings’ Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement to be entered into by the Investor and Holdings.

“Contract” has the meaning set forth in the definition of “Subject Property.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (i) is organized by such Person for the purpose of making investments in one or more companies and (ii) is controlled by, or under common control with, such Person.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02, and for purposes of Section 2.04 such office shall also mean the office or agency of the Trustee at the date hereof located at CTSO Mail Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415 Attention: Corporate Trust Services, Consolidated Communications Administrator, or such other address as to which the Trustee may give notice to the Company.

“Covenant Suspension Event” means, during any period of time following the first day after the Issue Date (or the first day after a Reversion Date), that (i) the Notes have achieved an Investment Grade rating, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.

“Credit Agreement” means that certain Credit Agreement, dated as of October 2, 2020, among the Company, the Guarantors party thereto, certain lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time after such date (including increases in the amounts available for borrowing thereunder; provided that such increase in borrowing is permitted by Section 4.09), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, bonds or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 and Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Performance References.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Holdings, the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the date on which the Notes mature. Notwithstanding the foregoing or anything to the contrary herein, Disqualified Stock shall not include any Preferred Stock issued in connection with the Investment Transactions (including, but not limited to, the Series A preferred stock) or any accrual of interest or payment due on account thereof or pursuant thereto.

“Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company or Holdings (provided that such net cash proceeds are contributed to the common equity capital of the Company) to any Person (other than (i) to any Subsidiary thereof and (ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Excluded Property” means:

(1)any Contract that by its terms would be breached, defaulted, violated, invalidated, require the consent of a third Person not obtained or rendered unenforceable by the creation of any other Lien on such property or if the creation of any other Lien on such property would create a right of termination in favor of any party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions or similar provisions of any applicable law); provided that for contracts material (as determined in good faith by the Company) to the operation of Holdings and its Restricted Subsidiaries taken as a whole, upon the request of the Notes Collateral Agent or the Secured Credit Facility Collateral Agent, Holdings, the Company or the applicable Guarantor shall use commercially reasonable efforts to obtain such consent (but shall not be required to make any payment or material concession in exchange for such consent); provided, further, that under no circumstances shall Holdings, the Company or the applicable Guarantor be obligated to seek consent to pledge customer agreements;

(2)real estate leasehold interests (including all office leases and including requirements to deliver landlord lien waivers, estoppels and collateral access letters);

(3)vehicles and other assets for which possession of a certificate of title or ownership is required for perfection of a security interest therein;

(4)any Collateral in circumstances where the burden (including tax, administrative or otherwise) of creating and perfecting liens on such assets, as determined in good faith by the Company in writing, is excessive in relation to the value of such assets; provided that, if the Secured Credit Facility Obligations are then outstanding, the same determination is made in respect of the Lien on such assets securing the Secured Credit Facility Obligations;

(5)any application for registration of a trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a Statement of Use or Amendment to Allege Use is filed, at which time such trademark shall automatically become part of the Collateral and subject to the security interest pledged;

(6)any property (other than the licenses separately addressed in clause (10) below) to the extent that such grant of a security interest is prohibited by the law of a Governmental Authority, or requires a consent not obtained of any Governmental Authority pursuant to such law;

(7)property not otherwise excluded from the Collateral that is subject to a Lien permitted under clauses (3) and (7) (other than Liens securing the Secured Credit Facility) of the definition of “Permitted Lien” and any Liens securing Permitted Refinancing Indebtedness of such obligations, including any insurance and other proceeds thereof to the extent the documents governing such Permitted Lien do not permit any other Liens on such property;

(8)Letter-of-Credit Rights (as defined in the UCC) to the extent a Lien thereon (x) cannot be perfected by the filing of UCC financing statements or (y) is not automatically perfected under the UCC as a result of such Letter-of-Credit Right constituting a Supporting Obligation (as defined in the UCC);

(9)any property to the extent that such grant of a security interest would result in the forfeiture of Holdings’ or any Guarantor’s or Restricted Subsidiary’s rights in such property (including any legally effective prohibition or restriction on the grant of a security interest resulting in such forfeiture), but, in each case, after giving effect to Sections 9-406, 9-407, 9-408 and 9-409 of the UCC and any successor provision or provisions and similar provisions of any applicable law;

(10)any Communications Licenses to the extent (but only to the extent) that at such time the Notes Collateral Agent may not validly possess a security interest therein pursuant to the laws, and the regulations promulgated by any Governmental Authority, as in effect at such time, but Collateral shall include, to the maximum extent permitted by law, the economic value of the Communications Licenses all rights incident or appurtenant to the Communications Licenses and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment or transfer of such licenses, authorizations, and franchises;

(11)Equity Interests of Unrestricted Subsidiaries;

(12)any Equity Interests owned as of the Issue Date or acquired after the Issue Date in accordance with this Indenture if, and to the extent that, and for so long as (1) such grant would violate applicable law or a contractual obligation (other than with the Company or a Guarantor) binding on such Equity Interests (other than to the extent that any such contractual obligation would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC, or any successor provision or provisions or similar provisions of any applicable law) and (2) such contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that the foregoing clause (2) shall not apply in the case of a joint venture);

(13)any assets acquired after the Issue Date, to the extent that, and for so long as, the pledge thereof would violate a contractual obligation binding on such assets (other than to the extent that such contractual obligation would be rendered ineffective pursuant to Section 9-406,

9-407, 9-408 or 9-409 of the UCC, if applicable to such contractual obligation, or any successor provision or provisions or similar provisions of any applicable law) that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation of or in connection with the acquisition of such assets;

(14)any property to the extent a security interest in such property would result in material adverse tax consequences to Holdings or any Subsidiary of Holdings as reasonably determined by the Company; provided that, if the Secured Credit Facility Obligations are then outstanding, the same determination is made in respect of the Lien on such assets securing the Secured Credit Facility Obligations;

(15)any Deposit Account (as defined in the UCC) or Securities Account (as defined under the UCC) maintained (x) for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or other employee wage and benefit accounts or (y) as a trustee account (other than for the benefit of the Company or a Guarantor), and in each case the funds in such Deposit Account or Securities Account;

(16)Voting Stock in any first-tier Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of the outstanding Voting Stock of such first-tier Foreign Subsidiary;

(17)property or assets (including Capital Stock) of any Foreign Subsidiary;

(18)assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements or delivery of stock certificates or instruments;

(19)any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease;

(20)any real property or real property interests other than Material Real Property;

(21)Margin Stock;

(22)any Subject Property; provided, however, that the exclusions pursuant to this clause (22) shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC, or any successor provision or provisions or similar provisions of any applicable law; and provided, however, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any proceeds of such Subject Property; and

(23)so long as the Secured Credit Facility is outstanding, any asset that is not pledged to secure obligations arising in respect of the Secured Credit Facility (whether pursuant to the terms of the Secured Credit Facility Obligations (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise);

provided that proceeds and products of any and all Excluded Property shall not constitute Excluded Property unless such proceeds and products constitute property or assets described in the foregoing clauses above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Holdings, the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means the Company’s 6.500% Senior Secured Notes due 2028, issued on October 2, 2020 under the Existing Notes Indenture.

“Existing Notes Indenture” means that certain indenture, dated as of October 2, 2020, among the Company, Holdings, the other Guarantors and Wells Fargo Bank, National Association, as trustee and notes collateral agent, as amended, supplemented or otherwise modified from time to time.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller and a willing and able buyer, as determined in good faith by a responsible officer of the Company.

“FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“FCC Licenses” means all authorizations, orders, licenses and permits issued by the FCC to the Company or any of its Subsidiaries.

“Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, treasurer or controller (or person having an analogous title) of such corporation, partnership or other entity.

“First Priority Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of October 2, 2020, among the Company, the Guarantors, Wells Fargo Bank, National Association, as collateral agent under the Secured Credit Facility, Wells Fargo Bank, National Association as trustee and collateral agent under the Existing Notes, and each additional agent from time to time party thereto, as supplemented on the date hereof by Joinder No. 1 to the First Lien Intercreditor Agreement executed by the Trustee and the Notes Collateral Agent (as it may be further amended, amended and restated, modified, renewed or replaced from time to time in accordance with the Indenture).

“First Priority Obligations” means (i) the Secured Credit Facility Obligations, (ii) all Obligations of the Company and the Guarantors under the Existing Notes Indenture, the Existing Notes, and the related security documents, (iii) all Notes Obligations and (iv) any other Obligations secured by a Lien on a pari passu basis to the Liens on the Collateral and subject to the First Priority Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to the Indenture.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

(2)the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

(4)the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. For the avoidance of doubt, in no event will any accruals or payments in respect of or on account of the Subordinated Notes, the Preferred Stock or the Contingent Payment Rights, in each case relating to the Investment Transactions, constitute “Fixed Charges.”

“Foreign Subsidiary” means a Subsidiary of the Company that (a) is not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia, (b) directly or indirectly, holds no material assets other than equity interests of one or more entities described in clause (a) of this definition, or (c) is a Subsidiary of an entity described in clause (a) or (b) of this definition. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) shall constitute a “Foreign Subsidiary.”

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under GAAP; provided that, for purposes of determining compliance with the covenants described herein under Article 4, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Issue Date and applied on a basis consistent with the application used in the financial statements referred to under Section 4.03.

“Global Note Legend” means the legend set forth in Section 2.07(i), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including, without limitation, the FCC, state public utility commissions and local franchising authorities).

“Grantor” means the entity granting liens, mortgages, pledges or security interests under the applicable Security Document.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)Holdings;

(2)each direct and indirect Restricted Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement; and

(3)any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture and as described under Article 10.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any:

(1)interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means Consolidated Communications Holdings, Inc. and its successors and assigns.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Holdings or the Company, as applicable, (2) any Indebtedness existing at the time any property or asset is acquired will be deemed to be Incurred by Holdings, the Company or any of its Restricted Subsidiaries at the time such property or asset is acquired by Holdings, the Company or such Restricted Subsidiary and (3) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness or obligations of such Person, whether or not contingent:

(1)in respect of borrowed money;

(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)in respect of banker’s acceptances;

(4)in respect of Capital Lease Obligations and Attributable Debt;

(5)in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(6)representing Hedging Obligations;

(7)representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than clause (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and

(y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture. For the avoidance of doubt, the Contingent Payment Rights shall not constitute Indebtedness. For purposes of calculating any financial ratio under the Indenture, including the Consolidated Senior Secured Leverage Ratio and/or the Total Net Leverage Ratio, all obligations owed under the Subordinated Notes shall be excluded from the definition of “Indebtedness.”

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means the initial purchasers of the Notes under the Purchase Agreement.

“Insignificant Subsidiary” means any Subsidiary of the Company that has total assets of not more than $15.0 million and that is designated by the Company as an “Insignificant Subsidiary,” provided that the total assets of all Subsidiaries that are so designated, as reflected on the Company’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $35.0 million.

“Investing Parties” means the Investor, the Sponsors and any of their respective Controlled Investment Affiliates.

“Investment Agreement” means that certain Investment Agreement, dated September 13, 2020 by and among Searchlight III CVL, L.P. (the “Investor”), a Delaware limited liability partnership, and Holdings (as amended, restated, supplemented or otherwise modified from time to time (i) to fill in blanks and brackets and similar items in forms of documents appended to such agreement in a manner agreed by the parties thereto and (ii) otherwise, as long as the modifications effected by any such amendment, restatement, supplement or modification, taken as a whole, are not materially adverse to the Holders of Notes, as determined by the Company in good faith at the time of such amendment, restatement, supplement or other modification).

“Investment Grade” means both BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s is not providing a rating on the Notes at any time, the equivalent of such rating by another nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act).

“Investment Transactions” means the investment by one or more of the Investing Parties in Holdings pursuant to the Investment Agreement, and, in connection therewith, the entry into and performance of related transactions, agreements, instruments and arrangements, including, but not limited to:

(a)entry into the Subordinated Notes and (i) the incurrence of Indebtedness thereunder, (ii) the sale of the Subordinated Notes to one or more of the Investing Parties and (iii) the conversion or exchange of the Subordinated Notes for Series A perpetual preferred stock of Holdings in accordance with the terms thereof;

(b)the acquisition by one or more of the Investing Parties of shares of Holdings’ Common Stock, Series A perpetual preferred stock and contingent payment rights convertible into shares of Holdings’ Common Stock in accordance with the terms set forth in the contingent payment rights agreement described below;

(c)the contingent payment rights agreement to be entered into between one or more of the Investing Parties and Holdings and any payment of cash or conversion of the contingent payment right into shares of Holdings’ Common Stock contemplated therein;

(d)the governance agreement entered into between the one or more of the Investing Parties and Holdings;

(e)the registration rights agreement to be entered into between one or more of the Investing Parties and Holdings and the registration and sale of any securities pursuant to the terms thereof;

(f)the certificate of designations relating to the Series A preferred stock, dividends issued pursuant to such Series A preferred stock and any other payments made in connection therewith;

(g)any documents, filings, or other actions related to certain regulatory and stockholder approvals necessary to consummate the transactions described in this definition; and

in each case, the performance of the transactions and obligations contemplated by any of the foregoing, including, but not limited to, the incurrence of Indebtedness, the making of Restricted Payments (other than Restricted Payments consisting of voluntary prepayments or redemptions of the Subordinated Notes and the Series A preferred stock) and Investments, and the sale or other disposition of any assets, Equity Interests, or other property.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investor” has the meaning set forth in the definition of “Investment Agreement.”

“Issue Date” means March 18, 2021.

“Junior Priority Intercreditor Agreement” means one or more customary junior lien intercreditor agreements, among the Company, Holdings, the Guarantors, the Notes Collateral Agent and one or more Other Debt Representatives for the holders of Indebtedness that is permitted under the Indenture to be, and intended to be, secured on a junior lien basis with the Liens securing the Obligations, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“Material Real Property” means real property located in the United States owned in fee by the Company or the Guarantors with a Fair Market Value in excess of $3.0 million (measured as of the date hereof, if owned as of the date hereof, or at the time of the closing of the acquisition thereof, if acquired after the date hereof, in each case as reasonably determined in good faith by the Company or such Guarantor not to exceed the actual purchase price paid for such real property if acquired after the date hereof); provided that in no event shall real property obtained by the Company or a Guarantor through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Company, Holdings or any of their respective Subsidiaries constitute Material Real Property.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(62) of the Exchange Act.

“Mortgaged Property” means each Material Real Property in respect of which a Mortgage is required to be provided pursuant to this Indenture.

“Mortgages” means collectively, the fee mortgages, charges, debentures and deeds of trust, made by the Company or any Guarantor in favor of, or for the benefit of, the Notes Collateral Agent for the benefit of the Notes Secured Parties, creating and evidencing a Lien on a Mortgaged Property to secure the Notes Obligations.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) actually received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clauses (4) and (6) no longer so held, shall, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Noteholder Direction” has the meaning set forth under Section 6.02(c).

“Notes” means the 5.000% Senior Secured Notes due 2028 of the Company issued on the date hereof and any Additional Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Collateral Agent” means Wells Fargo Bank, National Association in its capacity as collateral agent for the Holders until a successor replaces it in such capacity and, thereafter, means the successor.

“Notes Obligations” means all Obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders from time to time holding the Notes.

“Obligations” means any principal, interest (including any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency, bankruptcy, or liquidation proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated March 4, 2021, relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel, who may be counsel to or an employee of the Company, or other counsel who is reasonably acceptable to the Trustee that meets the requirements of this Indenture.

“Other Debt Representative” means, with respect to any series of Indebtedness permitted to be incurred hereunder on a pari passu or junior lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Performance References” means the Company and/or any one or more of the Guarantors.

“Permitted Asset Swap” means a transfer of assets consisting primarily of local exchange carrier access lines and related assets by Holdings, the Company or any Guarantor in which the consideration received therefrom consists of assets consisting primarily of local exchange carrier access lines and related assets (other than cash) that will be used in its business; provided that (a) the Fair Market Value of the assets so transferred shall not exceed the Fair Market Value of the assets so received and (b) the Fair Market Value of the assets transferred pursuant to all such transactions following the Issue Date shall not exceed (determined solely as of the date of any transfer) 15% of consolidated tangible assets (as shown on the consolidated balance sheet of Holdings most recently delivered to the Trustee as described under Section 4.03).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by Holdings, the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

“Permitted Holders” means the (i) Sponsors, (ii) any of their Controlled Investment Affiliates, (iii) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100.0% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in the foregoing clauses (i) and (ii), holds more than 50.0% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50.0% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)any Investment in Holdings, the Company or a Restricted Subsidiary thereof;

(2)any Investment in Cash Equivalents;

(3)any Investment by Holdings, the Company or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:

(a)such Person becomes a Restricted Subsidiary of Holdings; or

(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings, the Company or a Restricted Subsidiary of the Company;

(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6)any Investment acquired by Holdings, the Company or any of their respective Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Holdings, the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, settlement, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Holdings, the Company or any of their respective Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)extensions of trade credit and advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)Investments consisting of purchases and acquisitions of real estate and improvements, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(9)commission, payroll, travel and similar advances to officers and employees of Holdings, the Company or any of their respective Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(10)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(11)other Investments in any Person other than any Unrestricted Subsidiary of the Company, when taken together with all other Investments made pursuant to this clause (11) since the Issue Date and all other Investments made pursuant to the corresponding provision to this clause (11) in the Existing Notes Indenture between October 2, 2020 and the Issue Date, not to exceed $150.0 million at the time of such Investment; provided, however, that if an Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (11);

(12)Investments in Bank Equity Interests received as a qualified patronage distribution from CoBank, ACB as permitted by the Credit Agreement;

(13)[reserved];

(14)Investments in joint ventures and Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the Issue Date and all other Investments made pursuant to the corresponding provision to this clause (14) in the Existing Notes Indenture between October 2, 2020 and the Issue Date, not to exceed $50.0 million plus (y) an amount equal to any returns

(including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value or to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to cash equivalents)); provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary of the Company;

(15)[reserved];

(16)loans and advances to employees of Holdings, the Company or any of their respective Restricted Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $5.0 million in the aggregate at any time outstanding; and

(17)any Investment Transaction and any Investments made pursuant thereto or in connection therewith;

provided that, notwithstanding anything to the contrary herein, none of Holdings, the Company or any Restricted Subsidiary may make any Investment in an Unrestricted Subsidiary in the form of intellectual property that is material to Holdings and its Restricted Subsidiaries, taken as a whole.

“Permitted Liens” means:

(1)Liens securing Obligations in an amount when created or Incurred, together with the amount of all other Obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof), not to exceed (except in the case of Permitted Refinancing Indebtedness) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(1);

(2)Liens in favor of the Company or any Guarantor;

(3)Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4); provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

(4)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings, the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings, the Company or the Restricted Subsidiary;

(5)Liens on property existing at the time of acquisition thereof by Holdings, the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Holdings, the Company or such Restricted Subsidiary;

(6)[Reserved];

(7)Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement and the Notes and the Note Guarantees in respect thereof);

(8)Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced (provided that this provision shall not apply in respect of refinancing Indebtedness consisting of Sale and Leaseback Transactions);

(9)pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

(10)Liens on cash or Cash Equivalents securing Hedging Obligations of Holdings, the Company or any of their Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13)(A) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, licenses, covenants, conditions, zoning or other restrictions as to the use of properties or other minor irregularities of title (including leasehold title), and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by Holdings, the Company or any of their Restricted Subsidiaries and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(14)(a) judgment and attachment Liens not giving rise to an Event of Default and (b) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Holdings, the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(17)Liens in the form of leases, subleases, licenses or sublicenses (other than any property that is the subject of a Sale and Leaseback Transaction);

(18)Liens for taxes, assessments or governmental charges or claims or other like statutory Liens (a) not yet delinquent or (b) being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s attorneys’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(20)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21)Liens arising from precautionary UCC financing statements or similar filings;

(22)CoBank, ACB’s statutory Lien on the Company’s Bank Equity Interests;

(23)Liens to secure Indebtedness permitted by Section 4.09(b)(17); and

(24)Liens securing Obligations that do not exceed the greater of (x) 6% of Total Assets and (y) $200.0 million;

(25)Liens securing Obligations permitted by Sections 4.09(b)(14)(ii), 4.09(b)(17) and 4.09(b)(18); provided that in the case of any such Liens on the Collateral that are pari passu with the Liens securing the Notes Obligations, the applicable Other Debt Representative shall be subject to a First Priority Intercreditor Agreement and, in the case of Liens that are junior to the Liens securing the Obligations, the applicable Other Debt Representative shall be subject to a Junior Priority Intercreditor Agreement;

(26)Liens on assets that do not constitute Collateral; provided that such Liens secure Obligations that are otherwise permitted under the terms of this Indenture;

(27)Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clauses (4) and (5) above; provided that any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced;

(28)Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Holdings, the Company or any of their Subsidiaries is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, and (2) such Liens shall in no event encumber any Collateral other than cash and cash equivalents;

(29)Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

(30)Liens on the assets of Restricted Subsidiaries of Holdings that are not Guarantors; provided that such Liens secure obligations of such Restricted Subsidiaries that are otherwise permitted under the terms of this Indenture; and

(31)Liens securing Attributable Debt.

“Permitted Refinancing Indebtedness” means any Indebtedness of Holdings, the Company or any of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings, the Company or any of their respective Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (provided that this provision shall not apply in respect of refinancing Indebtedness consisting of Sale and Leaseback Transactions);

(3)if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)such Indebtedness is Incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means that certain Pledge Agreement, to be dated as of the Issue Date, by and among Holdings, the Company and certain of the Subsidiaries of Holdings in favor of the Notes Collateral Agent to secure the Notes Obligations, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.07(h) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Proposed Credit Agreement Amendment” means that certain Amendment No. 2 to the Credit Agreement, proposed to be entered into on or following the Issue Date, pursuant to which the Company will refinance in full the term loans outstanding under the Credit Agreement and make certain other changes to the terms of the Credit Agreement.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission. The term “Public Debt” (i) shall not include the Notes and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Secured Credit Facility, commercial bank or similar Indebtedness, Capital Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Purchase Agreement” means the Purchase Agreement dated March 4, 2021, among the Company, the Guarantors and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule I thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Cash and Cash Equivalents” means, as of any date of determination, the unrestricted cash and Cash Equivalents held by Holdings and its Restricted Subsidiaries as reflected on a consolidated balance sheet of Holdings as of such date excluding (i) the cash and Cash Equivalents of any Restricted Subsidiary that is not the Company or a Guarantor to the extent such Restricted Subsidiary would be prohibited on such date from distributing such cash to the Company or a Guarantor and (ii) the proceeds of any Indebtedness incurred substantially concurrently with the applicable determination of the Total Net Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as applicable.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Replacement Assets” means (1) assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or the Voting Stock of any Person engaged in a Permitted Business that is or shall become on the date of acquisition thereof a Restricted Subsidiary of Holdings.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person (or if no such Person is specified, the Company) that is not an Unrestricted Subsidiary.

“Reversion Date” means, during any period of time during which the Company and the Restricted Subsidiaries are not subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(iii) (collectively, the “Suspended Covenants”) as a result of a Covenant Suspension Event, the date on which the Notes cease to have an Investment Grade rating, and after which date the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and such Suspended Covenants will be applicable to the Company, the Guarantors and their respective Subsidiaries with respect to future events pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings or any of it successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(62) of the Exchange Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Secured Credit Facility” means the credit facility governed by the Credit Agreement.

“Secured Credit Facility Obligations” means “Obligations” (as defined in the Secured Credit Facility).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement, to be dated as of the Issue Date, by and among Holdings, the Company and certain of the Subsidiaries of Holdings in favor of the Notes Collateral Agent to secure the Notes Obligations, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

“Security Documents” means the First Priority Intercreditor Agreement, the Security Agreement, the Pledge Agreement, the Junior Priority Intercreditor Agreement, if any, the Mortgages, if any, and each other security document pursuant to which the Company and the Guarantors grant liens in favor of the Notes Collateral Agent to secure the Notes Obligations.

“Series” means (i) the Notes, (ii) the Existing Notes, (iii) the Obligations under the Secured Credit Facility and (iii) each other issuance or incurrence of Indebtedness that is secured on a pari passu basis with the foregoing.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Obligations (or their respective collateral agents) hold a valid and perfected security interest at such time. If more than two Series of First Priority Obligations are outstanding at any time and the holders of less than all Series of First Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Priority Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Sponsors” means Searchlight Capital III, L.P., Searchlight III CVL, L.P., Searchlight Capital III PV, L.P. and Searchlight Capital Partners, L.P.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject Property” means, collectively, (1) any contract, license, lease, agreement, permit, instrument, security or franchise agreement or other document (a “Contract”) to which Holdings, the Company or any Restricted Subsidiary is a party (other than Communications Licenses (which shall be governed by clause (10) of the definition of “Excluded Property”)) or any asset, right or property (and accessions and additions to such assets, rights or property, replacements and products thereof and customary security deposits, related Contract rights and payment intangibles) of Holdings, the Company or a Restricted Subsidiary that is subject to a purchase money security interest, Capital Lease Obligation, similar arrangement or Contract and any of its rights or interests thereunder, in each case only to the extent and for so long as the grant of such security interest or Lien in such Contract or such asset, right or property is prohibited by or constitutes or results or would constitute or result in the invalidation, violation, breach, default, forfeiture or unenforceability of any right, title or interest of Holdings, the Company or such Restricted Subsidiary under such Contract or purchase money, capital lease or similar arrangement or Contract or creates or would create a right of termination in favor of any other party thereto (other than Holdings, the Company or any wholly owned Restricted Subsidiary), or requires consent not obtained of any third party (it being understood and agreed that Holdings, the Company and each Restricted Subsidiary shall not be required to seek any such consent), other than the proceeds thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (2) any Governmental Authority licenses or state or local Governmental Authority franchises, charters or authorizations (other than Communications Licenses (which shall be governed by clause (10) of the definition of “Excluded Property”)), to the extent the grant of a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted by such license, franchise, charter or authorization or (3) any property to the extent that such grant of a security interest would result in the forfeiture of Holdings’, the Company’s or any Restricted Subsidiary’s rights in the property (including any legally effective prohibition or restriction).

“Subordinated Debt” means any Indebtedness of Holdings, the Company or any Guarantor which is subordinated in right of payment to the Notes or the related Note Guarantees, as applicable, pursuant to a written agreement to that effect.

“Subordinated Notes” means the Subordinated Notes of Holdings substantially in the form set forth in Exhibit A to the Investment Agreement (with (i) the blanks and brackets and similar items therein completed as agreed by Holdings and the holder of the Subordinated Notes and (ii) any other modifications that, taken as a whole, are not materially adverse to the Holders of Notes, as determined by the Company in good faith at the time of such modifications) if issued pursuant to the terms thereunder.

“Subsidiary” means, with respect to any specified Person:

(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

except as otherwise specified herein and in any instance, a Subsidiary shall mean a Subsidiary of Holdings.

“Suspended Covenants” has the meaning set forth in the definition of “Reversion Date.”

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period) for which internal financial statements are available.

“Total Assets” means the total assets of Holdings, the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company prepared in conformity with GAAP.

“Total Net Debt” means, at a particular date, the aggregate principal amount of Consolidated Indebtedness as of such date, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.

“Total Net Leverage Ratio” means, at any date, the ratio of (a) Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”); provided that for purposes of calculating Total Net Leverage Ratio, all Indebtedness under the Subordinated Notes shall be excluded from Total Net Debt. In the event that Holdings, the Company or any Restricted Subsidiary thereof Incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or in connection with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Transaction Fees” means, without duplication, all non-recurring transaction fees, charges and other amounts related to (a) this Indenture (including any amendment or other modification thereof), (b) any Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiums with respect to directors’ and officers’ insurance, but excluding all amounts otherwise included in accordance with GAAP in determining Consolidated EBITDA) and (c) the incurrence, prepayment or repayment of Indebtedness permitted under the Indenture (including premiums, make whole or penalty payments in connection therewith).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published or such information is no longer provided thereon, any publicly available source for similar market data selected by the Company in good faith)) most nearly equal to the then remaining term of the Notes to October 1, 2023; provided, however, that if the then remaining term of the Notes to October 1, 2023, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to October 1, 2023, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of a Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A, bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unlimited Cash Netting Date” shall mean the date on which the cumulative amount of all Capital Expenditures made by Holdings and its Subsidiaries after October 2, 2020 and on or prior to such Unlimited Cash Netting Date is at least $1,000,000,000.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A, that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.15 and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Verification Covenant” has the meaning set forth under Section 6.02(c).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” with respect to any Person, means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or would be owned upon exchange of all outstanding securities of such Person in accordance with their terms.

SECTION 1.02Other Definitions.

Term	Defined in Section
“Act”	13.17

Term	Defined in Section
“Affiliate Transaction”	4.11
“Applicable Premium Deficit”	8.04
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“CERCLA”	12.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Company”	Preamble
“Covenant Defeasance”	8.03
“Credit Facility Refinancing”	4.09
“Directing Holder”	6.02
“DTC”	2.01
“Eligible Pari Passu Indebtedness”	4.10
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“LCT Election”	4.23
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Pledged Interest”	13.15
“Position Representation”	6.02
“Purchase Date”	3.08
“Registrar”	2.04
“Reinvestment Period”	4.10
“Related Person”	12.07
“Related Proceedings”	13.10
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Signature Law”	13.14
“Specified Courts”	13.10
“Suspended Covenants”	1.01
“Suspension Period”	4.19
“Transfer”	1.01
“Verification Covenant”	6.02(c)

SECTION 1.03[Reserved].
SECTION 1.04Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)“herein,” “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(f)all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and
(g)references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
ARTICLE 2

THE NOTES
SECTION 2.01Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders of the Notes, by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global Notes. The Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
(c)Regulation S Global Notes. The Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
(e)Form of Initial Notes. The Notes issued on the date of this Indenture shall initially be issued in the form of one or more Restricted Global Notes.
SECTION 2.02Execution and Authentication. One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Company may, subject to Article 4 of this Indenture and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Furthermore, in the case of Additional Notes having the same “CUSIP” number as the Notes issued on the date hereof, such Additional Notes shall be fungible with all other Notes for U.S. federal income tax purposes.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”) and an Opinion of Counsel, authenticate Notes for (i) original issue in an aggregate principal amount specified in such Authentication Order and (ii) Additional Notes in such amounts as may be specified from time to time without limit, so long as such issuance is permitted under Article 4 of this Indenture and applicable law. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. In addition, the Trustee shall issue upon receipt of an Authentication Order other Notes issued in exchange therefor from time to time.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03Methods of Receiving Payments on the Notes. If a Holder has given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Company or the Paying Agent shall pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made by check mailed to the Holders at their addresses set forth in the register of Holders if no such wire instructions have been provided as stated in the previous sentence; provided that all payments of principal, premium, if any, and interest with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC or otherwise in accordance with applicable DTC procedures. In any case where the Stated Maturity of any payment required to be made on the Notes shall be a Legal Holiday, then each such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity of such payment and no interest shall accrue for the period from and after such Stated Maturity.
SECTION 2.04Registrar and Paying Agent.
(a)The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
(c)The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by the DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.
(d)The Company will be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
SECTION 2.05Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.06Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
SECTION 2.07Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:
(i)the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary;
(ii)the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes, subject to the procedures of the Depositary; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(iii); or
(iii)there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and upon request from DTC. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon request of a Participant (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with the customary procedures of the Depositary and in compliance with this Section 2.07. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07, 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as provided in this Section 2.07. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(a), (b) or (c) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S

Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(iii). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(a)(i).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
(A)if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and
(B)if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)[reserved]; or
(D)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive

Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or
(D)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (i) or (ii) above at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. (i) Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e). Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and
(B)if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar or the Company so requests, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Reserved].
(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(h)Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE

FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(i)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(j)Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(k)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(l)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
(ii)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).
(iii)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of sending, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or PDF.
(ix)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.
(m)Removal of Private Placement Legend.
(i)If, on the date that is 366 days after the Issue Date, or the next succeeding Business Day if such date is not a Business Day, any Notes are represented by a Restricted Global Note, the Company may automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Private Placement Legend and in Section 2.07 hereof.
(ii)The Company may effect any such automatic exchange as follows: (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate in the form attached hereto as Exhibit F. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Mandatory Exchange Date.”
(iii)Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Private Placement Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate, and the CUSIP and the ISIN for such Restricted Global Note will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP and ISIN set forth in the Free Transferability Certificate (or, if required by the Depositary, the Company and the Trustee shall cooperate to cause the execution and authentication of a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof).
(iv)Following receipt of the Free Transferability Certificate, the Trustee agrees to cooperate with the Company, at the Company’s expense, in its efforts to cause each Global Note to be identified by the unrestricted CUSIP in the facilities of the Depository and to authenticate a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof. In connection therewith, the Company and the Trustee agree to comply with all Applicable Procedures.
SECTION 2.08Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.09Outstanding Notes.
(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary thereof shall not be deemed to be outstanding for purposes of Section 3.07(c).

(b)If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.
(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
(d)If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.10Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, an Affiliate of the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
SECTION 2.11Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.12Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
SECTION 2.13Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed or sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE 3

REDEMPTION AND OFFERS TO PURCHASE
SECTION 3.01Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, the Company shall furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
SECTION 3.02Selection of Notes to Be Redeemed.

(a)If less than all of the Notes are to be redeemed at any time and the Notes are Global Notes, the Notes to be redeemed shall be selected by DTC in accordance with the Applicable Procedures. If the Notes to redeemed are not Global Notes, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)Where the Trustee selects Notes for redemption, the Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03Notice of Redemption.
(a)At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notices with respect to Global Notes shall be sent to DTC in accordance with the Applicable Procedures.

The notice shall identify the Notes to be redeemed and shall state:

(i)the redemption date and any conditions precedent;
(ii)the redemption price (or manner of calculation if not then known);
(iii)if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note (or caused to be transferred by book-entry);
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption, subject to Section 3.07(d);
(vi)that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(vii)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(viii)the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and
(ix)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
(b)At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 5 days prior to the date the notice of redemption is to be delivered (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto. The notice, if mailed or sent in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
SECTION 3.04Effect of Notice of Redemption. Subject to the satisfaction of any conditions precedent stated therein, once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment.
SECTION 3.05Deposit of Redemption Price.
(a)Not later than 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
SECTION 3.06Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered (or through book-entry transfer). No Notes in denominations of $2,000 or less shall be redeemed in part.
SECTION 3.07Optional Redemption.
(a)At any time prior to October 1, 2023, the Company may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by its designee; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
(b)At any time on or after October 1, 2023, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:
Year	Percentage
2023	103.750%
2024	102.500%
2025	101.250%
2026 and thereafter	100.000%

(c)At any time prior to October 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture upon not less than 10 nor more than 60 days’ prior notice (including any Additional Notes) at a redemption price of 105.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture, and any Additional Notes issued under this Indenture after the Issue Date, must remain outstanding immediately after the occurrence of such redemption; and (2) the redemption must occur within 180 days of the date of the closing of each such Equity Offering.

(d)Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. The Company shall provide written notice to the Trustee on or prior to the redemption date specified in such notice if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
(e)Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through Section 3.06.
SECTION 3.08Repurchase Offers. In the event that, pursuant to Section 4.10 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), they shall follow the procedures specified in such Section and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, in the case of Global Notes send or cause to be sent in accordance with Applicable Procedures, a notice to the Trustee and each of the Holders. The notice, if mailed or sent prior to the consummation of the Change of Control pursuant to Section 4.14 shall state that the Repurchase Offer is conditioned on the Change of Control being consummation on or prior to the Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;
(ii)the Offer Amount, the purchase price and the Purchase Date;
(iii)that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;
(v)that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;
(vi)that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(vii)that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(viii)that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10, to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and
(ix)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or cause to be delivered by book entry such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

SECTION 3.09Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4

COVENANTS
SECTION 4.01Payment of Notes.
(a)The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
(b)The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest.
SECTION 4.02Maintenance of Office or Agency.
(a)The Company shall maintain in the United States of America an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the United States of America for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

SECTION 4.03Reports.
(a)Holdings shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations (if Holdings was subject to such Commission rules and regulations):
(i)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if Holdings were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Holdings’ certified independent accountants; and
(ii)all current reports that would be required to be filed with the Commission on Form 8-K, if Holdings were required to file such reports;

provided, however, that such reports will not be required to contain the separate financial information for Holdings, the Company or the Guarantors contemplated by Rule 3-10 under Regulation S-X promulgated by the Commission (or any successor provision).

(b)In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)Notwithstanding the foregoing, Holdings will be deemed to have furnished the reports referred to in this Section 4.03 to the Trustee, beneficial owners and prospective investors if it has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) or on Holdings’ website or on Intralinks or any comparable online data system, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website.
(d)In the event that (i) the rules and regulations of the Commission permit Holdings and any direct or indirect parent of Holdings to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of Holdings, or (ii) any direct or indirect parent of Holdings is or becomes a Guarantor of the Notes, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for Holdings will satisfy this Section 4.03, and Holdings is permitted to satisfy its obligations in this Section 4.03 with respect to financial information relating to Holdings by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand.
(e)Notwithstanding anything herein to the contrary, neither Holdings nor the Company will be deemed to have failed to comply with any of its Obligations hereunder for purposes of Section 6.01(v) until 60 days after the date any report hereunder is due.
(f)Delivery of reports, information and documents to the Trustee pursuant to the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the Notes

(as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Indenture, or participate in any conference calls.
SECTION 4.04Compliance Certificate.
(a)The Company shall deliver to the Trustee annually within 120 days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 13.05 stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.
(b)The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company or the applicable Guarantor is taking or propose to take with respect thereto.
SECTION 4.05Taxes. The Company shall pay, and shall cause each of its
Restricted Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental charges levied or imposed upon the Company or its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental levy whose amount, applicability or validity (x) is being contested in good faith and by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP or (y) would not reasonably be expected to cause a material adverse effect on the results of operations or financial condition of the Company and its Subsidiaries taken as a whole.
SECTION 4.06[Reserved].
SECTION 4.07Restricted Payments.
(a)Holdings, the Company and the other Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of Holdings or (y) to Holdings or a Subsidiary of Holdings);
(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) any Equity Interests of Holdings;
(iii)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or (c) intercompany Indebtedness permitted to be incurred pursuant to Section 4.09(b)(6);
(iv)make any Restricted Investment; or
(v)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value Subordinated Notes;

(all such payments and other actions set forth in Sections 4.07(a)(i) through (v) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(A)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(B)the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a); and
(C)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries (i) subsequent to the Issue Date and (ii) after October 2, 2020 and on or prior to the Issue Date (in each case, excluding (in the case of clause (i)) Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) and (13) of Section 4.07(b) and (in the case of clause (ii)) the corresponding provisions in the Existing Notes Indenture), is less than the sum, as calculated for Holdings and its Subsidiaries, without duplication, on a consolidated basis, of:
(1)100% of Holdings’ Consolidated EBITDA on a cumulative basis during the period (taken as one accounting period but without giving pro forma effect to any of the events specified in the last paragraph of the definition of “Consolidated EBITDA”) from October 1, 2020 to the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available less 1.75 times Holdings’ and its Restricted Subsidiaries’ (without duplication) Fixed Charges for the same period, plus
(2)100% of the aggregate net cash proceeds received by Holdings since October 2, 2020 (other than proceeds from the Second Purchase Price Payment (as defined in the Investment Agreement)) as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of Holdings or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of Holdings and except to the extent converted into or exchanged for Disqualified Stock), plus
(3)with respect to Restricted Investments made by Holdings and its Restricted Subsidiaries after the Issue Date pursuant to this Section 4.07(a) or after October 2, 2020 and on or prior to the Issue Date pursuant to the corresponding provision to this Section 4.07(a) in the Existing Notes Indenture, (i) the aggregate amount of cash equal to the return from such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary or from the net proceeds received in cash from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or (ii) in the case of redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, the Fair Market Value of the Restricted Investments therein at the time of such redesignation, plus
(4)the aggregate amount of Retained Proceeds at the time of such Restricted Payment, plus
(5)$100.0 million.
(b)The preceding provisions of Section 4.07(a) shall not prohibit, so long as, in the case of clauses (5) and (9) below, no Default has occurred and is continuing or would be caused thereby:
(1)the payment of any dividend or the redemption of any Subordinated Debt within 60 days after the date of declaration thereof or the giving of such redemption notice, if at said date of declaration or giving of such notice such payment would have complied with the provisions of this Indenture;
(2)the payment of any dividend or other distribution by a Restricted Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis;
(3)the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of Holdings (other than proceeds from the Second Purchase Price Payment) or a substantially concurrent sale (other than to Holdings or to a Subsidiary thereof) of, Equity Interests (other than Disqualified Stock) of Holdings; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2);
(4)the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from a substantially concurrent Incurrence (other than to Holdings or to a Subsidiary thereof) of Permitted Refinancing Indebtedness;
(5)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 to the extent such dividends are included in the definition of Fixed Charges;
(6)the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;
(7)the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided that such payments will not be for the purpose of evading the limitations of this Section 4.07 (as determined by the Company in good faith);

(8)the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings (including related stock appreciation rights or similar securities), the Company or any of their Restricted Subsidiaries held by any current or former employee, consultant, officer or director of Holdings, the Company or any of their Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of (a) $3.0 million, with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $4.0 million in any fiscal year; plus (b) the aggregate net cash proceeds received by Holdings since October 2, 2020 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings to any current or former employee, consultant, officer or director of Holdings or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this Section 4.07(b)(8)(b) shall be excluded from Section 4.07(a)(C)(2);
(9)the repurchase of any Subordinated Debt at a purchase price provided therein in the event of (x) a change of control or (y) an Asset Sale, provided that, in each case, prior to the repurchase, the Company has made a Change of Control Offer or Asset Sale Offer, as the case may be, and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection therewith;
(10)any Investment Transaction and any Restricted Payment made pursuant thereto or in connection therewith (including, for the avoidance of doubt, the accrual of additional principal under the Subordinated Notes in lieu of the payment of interest in cash thereupon and the accrual of dividends and other amounts under the Series A preferred stock issued in connection therewith);
(11)the declaration and payment of dividends or making of distributions to, or the making of loans to, any direct or indirect parent entity of Holdings in amounts required for any direct or indirect parent entity to pay, in each case without duplication: (a) franchise taxes and other fees and related expenses, required to maintain their corporate existence; and (b) for any taxable period, for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state and local tax purposes of which a direct or indirect parent entity of Holdings is the common parent (a “Tax Group”), the portion of any U.S. federal, state, and local income taxes (together with interest, penalties and other related expenses) of such Tax Group that are attributable to the taxable income of Holdings and its applicable Subsidiaries and, to the extent of amounts actually received from any of Holdings’ Unrestricted Subsidiaries for such purposes, that are attributable to the taxable income of such Unrestricted Subsidiaries of Holdings; provided that in each case, the aggregate amount of such payments with respect to any taxable period does not exceed the amount of such taxes (together with interest, penalties and other related expenses) that Holdings and/or its applicable Restricted Subsidiaries and/or Unrestricted Subsidiaries (as applicable) would have paid for such taxable period had Holdings and/or its applicable Subsidiaries been a stand-alone taxpayer (or a stand alone group) for all applicable taxable periods;
(12)noncash repurchases of Equity Interests (a) deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (b) for payment of withholding taxes upon vesting of any Equity Interests consisting of restricted shares or performance shares; and

(13)other Restricted Payments in an aggregate amount not to exceed $100.0 million.
(c)The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Holdings, the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (13) above or is entitled to be made pursuant to the first paragraph of Section 4.07(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company, in its sole discretion, will be entitled to divide or classify (or later (on one or more occasions) divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) among such clauses (1) through (13) above and Section 4.07(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 4.07.

SECTION 4.08Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)The Company and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or permit to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i)pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Holdings, the Company or any of their Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on any other Capital Stock shall not be deemed a restriction on the ability to pay any dividends or make any other distribution);
(ii)pay any liabilities owed to Holdings, the Company or any of their Restricted Subsidiaries;
(iii)make loans or advances to Holdings, the Company or any of their Restricted Subsidiaries; or
(iv)transfer any of its properties or assets to Holdings, the Company or any of its Restricted Subsidiaries.
(b)However, the preceding restrictions shall not apply to encumbrances or restrictions:
(1)existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness, the Security Documents or any other agreements in effect on or as of the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the judgment of the Company, no more restrictive, taken as a whole, than those contained in the Credit Agreement, other Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;
(2)set forth in this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)set forth in any agreements governing any Indebtedness permitted to be Incurred pursuant to this Indenture or any of the agreements relating to the Investment Transactions;
(4)existing under, by reason of or with respect to applicable law, rule, regulation or order;
(5)with respect to any Person or the property or assets of a Person acquired by Holdings, the Company or any of their Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;
(6)in the case of Section 4.08(a)(iv):
(a)that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(b)existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings, the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,
(c)purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or
(d)arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings, the Company or any Restricted Subsidiary thereof in any manner material to Holdings, the Company or any Restricted Subsidiary thereof;
(7)existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
(8)on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(9)existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that either (a) the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (b) the Company’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not materially adversely affect the Company’s ability to make payments of principal or interest payments on the Notes; and

(10)customary restrictions and conditions existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements.
SECTION 4.09Incurrence of Indebtedness.
(a)The Company and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company, the Guarantors or any of their respective Restricted Subsidiaries may Incur Indebtedness, if Holdings’ Total Net Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, is less than 4.50 to 1.00; provided, further, however, that the amount of Indebtedness that may be incurred pursuant to this Section 4.09(a), together with any amounts incurred under clauses (14), (17) and (18) of Section 4.09(b), by Restricted Subsidiaries that are not Guarantors, shall not at any one time outstanding exceed an amount equal to the greater of (x) 7.5% of Total Assets and (y) $250.0 million (plus any Permitted Refinancing Indebtedness thereof).
(b)Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)the Incurrence by Holdings, the Company or any Restricted Subsidiary thereof of Indebtedness under Credit Facilities (including letters of credit or bankers’ acceptances issued or created under any Credit Facilities) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed the sum of (i) $1,800.0 million, plus (ii) at the time of such Incurrence, an amount equal to the maximum principal amount of Consolidated Senior Secured Indebtedness that could be incurred such that after giving effect to the incurrence of such Consolidated Senior Secured Indebtedness, the Consolidated Senior Secured Leverage Ratio of the Company would be no greater than 3.70 to 1.00, in each case outstanding at any one time;
(2)the Incurrence of Existing Indebtedness;
(3)[reserved];
(4)the Incurrence by Holdings, the Company or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of Holdings, the Company or any Restricted Subsidiary thereof (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), (x) in an unlimited amount in connection with one or more Sale and Leaseback Transactions and (y) otherwise in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (x) 2.0% of Total Assets and (y) $50.0 million;
(5)the Incurrence by Holdings, the Company or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clause (1)(ii), (2), (3), (4), (5), (14), (16), (17), (18) or (24) of this Section 4.09(b);

(6)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of intercompany Indebtedness owing to and held by Holdings, the Company or any of their Restricted Subsidiaries;
(7)the Guarantee by Holdings, the Company or any of their Restricted Subsidiaries of Indebtedness of Holdings, the Company or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this Section 4.09;
(8)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;
(9)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any Obligations of Holdings, the Company or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Equity Interests of any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Equity Interests of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Holdings, the Company or any Restricted Subsidiary thereof in connection with such disposition;
(10)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
(11)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of Indebtedness constituting reimbursement or indemnification obligations in respect of workers’ compensation, health disability or other employee benefits or claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);
(12)the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
(13)the Incurrence by Holdings, the Company or any Restricted Subsidiary thereof of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
(14)the Incurrence of Acquired Debt and the Incurrence of Indebtedness Incurred in connection with an Acquisition, provided that after giving effect to the Incurrence thereof, (i) with respect to the Incurrence of any unsecured Indebtedness, (x) the Company could Incur at least $1.00 of Indebtedness under the Total Net Leverage Ratio set forth in the first paragraph above or (y) the Total Net Leverage Ratio would be equal to or less than the Total Net Leverage

Ratio immediately prior to giving effect thereto and (ii) with respect to the Incurrence of any Consolidated Senior Secured Indebtedness, (x) the Consolidated Senior Secured Leverage Ratio is no greater than 3.70 to 1.00 or (y) the Consolidated Senior Secured Leverage Ratio would be equal to or less than the Consolidated Senior Secured Leverage Ratio immediately prior to giving effect thereto; provided that the amount of Indebtedness that may be incurred pursuant to this clause (14), together with any amounts incurred under the first paragraph of this Section 4.09 and clauses (17) and (18) of this Section 4.09(b), by Restricted Subsidiaries that are not Guarantors, shall not at any one time outstanding exceed an amount equal to the greater of the greater of (x) 7.5% of Total Assets and (y) $250.0 million;
(15)[reserved];
(16)(i) the Incurrence by Holdings, the Company or any of their Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of (x) 6% of Total Assets and (y) $200.0 million and (ii) any Permitted Refinancing Indebtedness thereof;
(17)Indebtedness of Restricted Subsidiaries of Holdings that are not Guarantors at any one time outstanding not to exceed, in the aggregate (together with any outstanding Indebtedness any amounts incurred under Section 4.09(a) and clauses (14) and (18) of this Section 4.09(b), by Restricted Subsidiaries that are not Guarantors), an amount equal to the greater of the greater of (x) 7.5% of Total Assets and (y) $250.0 million;
(18)other Indebtedness constituting Consolidated Senior Secured Indebtedness up to an aggregate principal amount outstanding at any one time not to exceed an amount equal to the maximum principal amount of Consolidated Senior Secured Indebtedness that could be incurred such that after giving effect to the incurrence of such Consolidated Senior Secured Indebtedness, the Consolidated Senior Secured Leverage Ratio would be no greater than 3.70 to 1.00; provided that the amount of Indebtedness that may be incurred pursuant to this clause (18), together with any amounts incurred under Section 4.09(a) and clauses (14) and (17) of this Section 4.09(b), by Restricted Subsidiaries of Holdings that are not Guarantors, shall not at any one time outstanding exceed an amount equal to the greater of the greater of (x) 7.5% of Total Assets and (y) $250.0 million;
(19)Indebtedness incurred by joint ventures in an aggregate amount at any time outstanding that does not exceed $25.0 million;
(20)Indebtedness of Holdings, the Company or any of their Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(21)Obligations of Holdings, the Company or any of their Restricted Subsidiaries arising from or representing deferred compensation to employees of Holdings, the Company or any Subsidiary that constitute or are deemed to be Indebtedness under GAAP and that are incurred in the ordinary course of business;
(22)Indebtedness owed by Holdings, the Company or any Restricted Subsidiary to Holdings, the Company or any other Restricted Subsidiary as a result of any Investment permitted to be made as described under Section 4.07;

(23)the Incurrence of Attributable Debt; and
(24)any Investment Transaction and any Indebtedness Incurred pursuant thereto or in connection therewith.

For purposes of determining compliance with this Section 4.09, in the event that any Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.09(b)(1) through (24) above, or is entitled to be Incurred pursuant to Section 4.09(a), the Company, in its sole discretion, shall be permitted to divide and classify such Indebtedness (or any portion thereof) at the time of its Incurrence in any manner that complies with this Section 4.09 and will only be required to include the amount and type of such Indebtedness in one of the above clauses (1) through (24) of Section 4.09(b) or Section 4.09(a); provided that any refinancing (a “Credit Facility Refinancing”) of amounts Incurred in reliance on the exception provided by Section 4.09(b)(1) shall be deemed to have been Incurred in reliance on such Section 4.09(b)(1); provided further that the Notes Incurred on the Issue Date will be deemed to have been Incurred in reliance on such Section 4.09(b)(1). Indebtedness under the Credit Agreement Incurred on October 2, 2020 shall be deemed to have been Incurred in reliance on the exception provided by Section 4.09(b)(1). Additionally, all or any portion of any item of Indebtedness (other than Indebtedness under the Credit Agreement Incurred on October 2, 2020 and Credit Facility Refinancings, which at all times shall be deemed to have been Incurred under Section 4.09(b)(1) above) may later be reclassified as having been Incurred pursuant to Section 4.09(a) or under any clause of Permitted Debt so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

(c)Notwithstanding any other provision of Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
SECTION 4.10Asset Sales.
(a)Holdings and the Company shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:
(i)Holdings, the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(ii)at least 75% of the consideration therefor received by Holdings, the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this Section 4.10(a)(ii), each of the following shall be deemed to be cash:
(A)any liabilities (as shown on the most recent balance sheet of Holdings, the Company or their Restricted Subsidiaries) of Holdings, the Company or any of their Restricted Subsidiaries (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to Holdings, the Company or any Subsidiary of Holdings) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases Holdings, the Company or such Restricted Subsidiary from further liability therefor;

(B)any securities, notes or other obligations received by Holdings, the Company or any Restricted Subsidiary of Holdings from such transferee that are converted by Holdings, the Company or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days of the receipt thereof (to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion);
(C)any Designated Noncash Consideration received by Holdings, the Company or any of their Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 3.0% of Total Assets or (y) $100.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(b)Within 365 days (the “Reinvestment Period”) after the receipt by Holdings, the Company or any of their Restricted Subsidiaries of any Net Proceeds from an Asset Sale, Holdings, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:
(i)to repay Obligations under the Credit Agreement; or
(ii)to repay Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor;
(iii)to repay any Eligible Pari Passu Indebtedness; provided that if the Company or any Guarantor shall so reduce Obligations under such Eligible Pari Passu Indebtedness under this clause (iii), the Company will ratably reduce Notes Obligations as described in Section 3.07 through open-market purchases (provided that such purchases are at or above 100% of the principal amount therefor or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, the pro rata principal amount of Notes; provided, further, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (iii), Holdings, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or
(iv)to invest in or purchase Replacement Assets.

Pending the final application of any such Net Proceeds, Holdings, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)On or (at the Company’s option, prior to) the 366th day after the receipt by Holdings, the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale (such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied, or committed to be applied pursuant to a binding commitment (so long as Holdings, the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Proceeds will be applied to satisfy such commitment within 180 days after the last day of the Reinvestment Period), on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Company, to holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee that is secured by a Lien (other than a Lien that is junior in priority to the Liens securing the Notes or any Note Guarantee) on the Collateral (the “Eligible Pari Passu Indebtedness”)), to purchase the maximum principal amount of Notes (and any such Eligible Pari Passu Indebtedness that may be purchased out of the Excess Proceeds); provided that, if at the time of receipt of any Excess Proceeds in respect of any Asset Sale or at any time during the Reinvestment Period, on a pro forma basis after giving effect to such Asset Sale and the use of proceeds therefrom, (x) if the Consolidated Senior Secured Leverage Ratio would be less than or equal to 2.50 to 1.00 the Company shall apply an amount equal to 50.0% of the Excess Proceeds to an Asset Sale Offer and (y) if the Consolidated Senior Secured Leverage Ratio would be less than 2.00 to 1.00 the Company shall apply an amount equal to 0.0% of the Excess Proceeds to an Asset Sale Offer (and the remaining 50.0% or 100.0%, as applicable, of such Excess Proceeds will constitute “Retained Proceeds”). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value) of the Notes (or, in respect of such Eligible Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Eligible Pari Passu Indebtedness) plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. The Company will commence an Asset Sale Offer by mailing, or delivering electronically if the Notes are held by the DTC, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
(d)The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $50.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $50.0 million) shall be applied as provided in Section 4.10(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes (and such Eligible Pari Passu Indebtedness) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such Eligible Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Eligible Pari Passu Indebtedness tendered, subject to applicable DTC procedures with respect to Global Notes. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
(e)Notwithstanding the foregoing, to the extent that the Company has determined in good faith that repatriation of any of or all the Net Proceeds from any Asset Sale during any fiscal year attributable to Foreign Subsidiaries would have a material adverse tax cost consequence with respect to such Net Proceeds, the portion of such Net Proceeds having such effect will not be required to be applied in compliance with this Section 4.10 for so long, but only so long, as such material adverse tax cost consequence exists (the Company hereby agreeing to take and to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions within its control to eliminate such effects), and once such repatriation or distribution of any of such affected Net Proceeds shall cease to generate such material adverse tax consequences, such Net Proceeds (net of additional taxes payable or reserved against as a result thereof) will be immediately be required to be applied in compliance with this Section 4.10.
(f)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11Transactions with Affiliates.
(a)The Company and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), or series of related Affiliate Transactions, involving, for any individual Affiliate Transaction, or any series of related Affiliate Transactions, aggregate consideration in excess of $25.0 million, unless such Affiliate Transaction is on terms that are no less favorable to Holdings, the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Holdings, the Company or such Restricted Subsidiary with a Person that is not an Affiliate of Holdings, the Company or any of their Restricted Subsidiaries.
(b)The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
(i)transactions between or among Holdings, the Company and/or their Restricted Subsidiaries;
(ii)payment of fees to, and indemnification and similar payments on behalf of, directors of the Company, Holdings or any of their respective Restricted Subsidiaries;
(iii)Restricted Payments that are permitted by the provisions of Section 4.07 and Permitted Investments (other than pursuant to clauses (3) and (8) thereof);
(iv)any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company or Holdings;
(v)transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Holdings, the Company and their Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
(vi)any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Holdings, the Company or any of their Restricted Subsidiaries with officers and employees of Holdings, the Company or any of their Restricted Subsidiaries and the payment of compensation to officers and employees of Holdings, the Company or any of their Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans);
(vii)payments or loans to employees or consultants in the ordinary course of business;
(viii)transactions with a Person that is an Affiliate of Holdings solely because Holdings, directly or indirectly, owns Equity Interests in, or controls, such Person; provided that no Affiliate other than Holdings or its Restricted Subsidiary will have a beneficial interest or otherwise participate in such Affiliate;
(ix)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Holdings, the Company and their Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Company, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party; and
(x)any Investment Transaction and the performance of all obligations and agreements thereunder or entered into in connection therewith, including, without limitation, the payment of all fees, expenses, bonuses and awards related to or contemplated by the Investment Transactions.
SECTION 4.12Liens.
(a)The Company and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, create, incur, assume any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with the Obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such Obligations are no longer secured by a Lien.
(b)Any Lien that is granted to secure the Notes or any Note Guarantee under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Note Guarantees.
(c)For purposes of determining compliance with this Section 4.12, (A) a Lien securing any Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing any Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12 (a), the Company may, in its sole discretion, classify or reclassify, or later (on one or more occasions) divide, classify or reclassify (as if Incurred at such later time), such Lien securing such Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.
(d)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of Common Stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (x) of the penultimate paragraph of the definition of “Indebtedness.”
SECTION 4.13[Reserved].
SECTION 4.14Offer to Repurchase upon a Change of Control.
(a)If a Change of Control occurs, unless the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all of the outstanding Notes and all conditions to such redemption, other than the deposit of funds with the Trustee, have been satisfied as described under Section 3.07, the Company will make an offer (a “Change of Control Offer”) to repurchase all of the Notes pursuant to the offer described below at a price (as calculated by the Company) in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Payment Date (as defined below), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Change of Control Payment Date. No later than 30 days following any Change of Control (unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof), the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 10 days and no later than 60 days from the date such notice is sent, pursuant to the procedures described in Section 3.08 (including the notice required thereby). The notice, if sent prior to the consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
(b)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
(c)The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to this Indenture as described above under Section 3.07, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control.
(e)Notwithstanding any other provision hereof, in connection with any tender offer, Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding notes validly tender and do not validly withdraw such notes in such offer and the Company, or any third-party making such offer in lieu of the Company, purchases all of the notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 days nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.
SECTION 4.15Designation of Restricted and Unrestricted Subsidiaries.
(a)The Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:
(i)any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;
(ii)the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;
(iii)such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any other Restricted Subsidiary of the Company (other than a Subsidiary of the entity being designated);
(iv)the Subsidiary being so designated:
(1)is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(2)is a Person with respect to which neither Holdings, the Company nor any of their Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results
(v)no Default or Event of Default would be in existence following such designation; and
(vi)such Subsidiary does not own any intellectual property that is material to the Company and its Restricted Subsidiaries, taken as a whole.
(b)Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary, or of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary, shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.15(a)(iv), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.
(c)The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(i)such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;
(ii)all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;
(iii)all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and
(iv)no Default or Event of Default would be in existence following such designation.
SECTION 4.16[Reserved].
SECTION 4.17Guarantees.
(a)Holdings shall not, and the Company shall not permit any of its Restricted Subsidiaries that is a Wholly Owned Subsidiary (other than any Insignificant Subsidiary), to Guarantee the payment of the Secured Credit Facility or any Public Debt issued by the Company or any Guarantor, unless such Restricted Subsidiary is a Guarantor or within 30 days executes and delivers to the Trustee a supplemental indenture, substantially in the form of Exhibit E hereto, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. The Company may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

(b)Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Security Documents and shall execute and deliver within the time period set forth in this Indenture or the Security Documents such security instruments, financing statements, mortgages, deeds of trust and other related real estate deliverables in substantially the same form of as, and to the same extent as, those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Collateral delivered after the Issue Date as may be necessary to give the Notes Collateral Agent a perfected security interest (subject to Permitted Liens) in properties and assets of such Guarantor (other than Excluded Property) as security for such Guarantor’s Guarantee and as may be necessary to have such property or assets added to the Collateral as required under the Security Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
SECTION 4.18Sale and Leaseback Transactions. The Company and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company, the Guarantors or any Restricted Subsidiary thereof may enter into (i) a Sale and Leaseback Transaction if the Company applies the proceeds of such transaction in compliance with Section 4.10 and (ii) any Investment Transaction and any Sale and Leaseback Transaction made pursuant thereto or in connection therewith.
SECTION 4.19Suspension of Covenants if Notes Rated Investment Grade. Following a Covenant Suspension Event and ending on a Reversion Date (such period a “Suspension Period”), the Company, the Guarantors and their respective Restricted Subsidiaries will not be subject to the Suspended Covenants.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to Section 4.09(a) or one of the clauses of Section 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or Section 4.09(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a) unless otherwise permitted by Section 4.07(b). Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period the Company may not designate any Subsidiary as an Unrestricted Subsidiary.

The Company, in an Officers’ Certificate, shall provide the Trustee notice of any Covenant Suspension Event or Reversion Date. The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company’s future compliance with its covenants or (iii) notify the Holders of a Covenant Suspension Event or Reversion Date.

SECTION 4.20[Reserved].

SECTION 4.21[Reserved].
SECTION 4.22[Reserved].
SECTION 4.23After-Acquired Property.
(a)If property that is of a type that constitutes Collateral is acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected security interest under the Security Documents, then the Company or such Guarantor shall provide a Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Notes Collateral Agent to the extent, and in the manner, specified in the Security Agreement or Pledge Agreement, unless expressly not required by this Indenture and the Security Documents.
(b)Notwithstanding anything herein to the contrary, none of the Company, any of the Guarantors or any of their respective subsidiaries shall be required to (i) take any action in any non-U.S. jurisdiction for the purpose of creating any security interest in any asset located outside the United States or to perfect any security interest in any asset, or to enter into any security document governed by the law of a jurisdiction outside the United States, (ii) enter into any issuer control agreement or similar agreement with respect to Equity Interests, (iii) enter into any control agreement with respect to any deposit account, securities account or commodity account, (iv) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar agreement or (v) except as specified in the Security Agreement or in the Pledge Agreement, send, or permit the Notes Collateral Agent to send, any notice to any account debtor or other contractual third party.
SECTION 4.24Additional Material Real Property. To the extent acquired after the Issue Date by the Company or any Guarantor, in the case of Material Real Property (other than Excluded Property), the Company shall grant or shall cause the applicable Guarantor to grant, within 90 days after the closing of such acquisition (or such longer period as may be reasonably necessary in the good faith determination of the Company) to the Notes Collateral Agent, Mortgages in and charges on such Material Real Property of the Company or any Guarantor as are not covered by existing mortgages, together with customary documentation consistent with that described in Section 4.25(b).
SECTION 4.25Post-Closing Covenant.
(a)Within 90 days following the Issue Date, or as soon as practicable thereafter using commercially reasonable efforts (provided such longer period shall have been consented to by the collateral agent under the Credit Agreement), the Company and the Guarantors shall have delivered to the Notes Collateral Agent insurance certificates and endorsements naming the Notes Collateral Agent as additional insured or loss payee, as applicable.
(b)Within 120 days after the Issue Date, or as soon as practicable thereafter using commercially reasonable efforts (provided such longer period shall have been consented to by the collateral agent under the Credit Agreement), the Company and the Guarantors shall have delivered to the Notes Collateral Agent each of the following, in each case, in form and substance comparable to those provided to the collateral agent under the Credit Agreement:
(i)with respect to each Material Real Property owned by the Company and the Guarantors on the Issue Date, a Mortgage granted by the owner thereof in favor of the Notes Collateral Agent for the benefit of the Notes Collateral Agent encumbering each such party’s interest in such Mortgaged Property, duly executed and acknowledged by such party in form for recording in the appropriate recording office of the political subdivision where such Mortgaged

Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such financing statements and other similar statements in respect of each such Mortgage, and any other instruments necessary to grant the interests purported to be granted by each such Mortgage (and to record such Mortgage in the appropriate recording offices) under the laws of any applicable jurisdiction, which Mortgage, financing statements and other instruments shall be effective to create a valid and enforceable lien on such Mortgaged Property in favor of the Notes Collateral Agent for the benefit of the Notes Collateral Agent and each Holder of the Notes;
(ii)with respect to each Mortgage, a policy of title insurance (or irrevocable commitment to issue such a policy) insuring (or irrevocably committing to insure) the lien of such Mortgage as a valid and enforceable mortgage or mortgage deed lien, as applicable, on the Mortgaged Property described therein, in favor of the Notes Collateral Agent for the benefit of the Notes Collateral Agent, the Trustee and each Holder of the Notes, securing the obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents, in an amount not to exceed the fair market value of the Mortgaged Properties (as reasonably determined by the Company), which policy (or irrevocable commitment) shall (a) be issued by a reputable and qualified title insurance company selected in good faith by the Company (the “Title Company”), and (b) contain no defects, liens or encumbrances other than Permitted Liens (individually, a “Mortgagee Policy,” and, collectively, “Mortgagee Policies”);
(iii)with respect to each Mortgaged Property, (a) a new survey of the Mortgaged Property certified by the surveyor (in a manner reasonably acceptable to the Title Company) to the Notes Collateral Agent and the Title Company or (b) an existing survey together with an “affidavit of no change” satisfactory to the Title Company in order to obtain survey coverage under the applicable Mortgagee Policy;
(iv)such affidavits, certificates and instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Mortgagee Policies with respect to each Mortgaged Property; and
(v)with respect to each Mortgaged Property, customary opinions of counsel, addressed to the Notes Collateral Agent and the Trustee regarding the due authorization, execution, delivery and enforceability of each such Mortgage and that such Mortgage creates a valid perfected Lien in the premises purported to be covered thereby in the jurisdictions where such premises are located.
ARTICLE 5

SUCCESSORS
SECTION 5.01Merger, Consolidation or Sale of Assets.
(a)The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, (other than any Investment Transaction and any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition made pursuant thereto or in connection therewith) unless:

(i)either: (1) the Company is the surviving Person; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets is not a corporation, then there shall be a co-obligor of the Notes that is a corporation) and (B) assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
(ii)immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii)immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a) or (y) have a Total Net Leverage Ratio that is not greater than the Total Net Leverage Ratio of the Company immediately prior to such transaction;
(iv)each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the Obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and
(v)the Company shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (iii) above) and an Opinion of Counsel, in each case stating that such transaction and such supplemental indenture comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(b)Notwithstanding the foregoing, Sections 5.01(ii) and (iii) shall not apply to (i) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings, the Company and any of its Restricted Subsidiaries, (ii) any transaction if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to reincorporate the Company in another state of the United States or the District of Columbia; or (iii) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets of a Guarantor that is made in compliance with Section 4.10.
SECTION 5.02Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture. In the event of any such transfer, except in the case of a lease, the predecessor will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.
ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01Events of Default and Remedies. Each of the following is an “Event of Default” with respect to the Notes:
(i)default for 30 days in the payment when due of interest on the Notes;
(ii)default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;
(iii)failure by the Company or any of its Restricted Subsidiaries to comply with Article 5;
(iv)failure by Holdings, the Company or any of their Restricted Subsidiaries for 45 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with Section 4.10 or Section 4.14 (other than a failure to purchase Notes in connection therewith, which shall constitute an Event of Default under clause (ii) above);
(v)failure by the Company, the Guarantors or any of their respective Restricted Subsidiaries for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture or the Security Documents;
(vi)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company, the Guarantors or any of their respective Restricted Subsidiaries (or the payment of which is Guaranteed by the Company, the Guarantors or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if such default either:
(A)results from the failure to make any principal payment when due at the final maturity of such Indebtedness (after giving effect to any applicable grace periods) (a “Payment Default”); or
(B)relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(vii)failure by the Company, the Guarantors or any of their respective Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(viii)except as permitted by this Indenture, any Note Guarantee by Holdings or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is Holdings or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), or any Person acting on behalf of any such Guarantor, denies or disaffirms its Obligations under its Note Guarantee with respect to the Notes;
(ix)any Lien created by any Security Document with respect to a material portion of the Collateral shall cease to be enforceable and perfected and of the same effect and priority purported to be created thereby, or the Company or any Guarantor shall so assert in writing, in each case, for any reason other than (x) pursuant to the terms of this Indenture and of any Security Document, including as a result of a transaction not prohibited by this Indenture or (y) the failure of the Notes Collateral Agent to maintain possession of any certificates representing or evidencing the Collateral actually delivered to it; provided that no Event of Default shall occur under this clause (ix) if the Company and the Guarantors cooperate with the Notes Collateral Agent to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Holders are not materially adversely affected by such replacement or perfection;
(x)Holdings, the Company or any Significant Subsidiary of Holdings or the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:
(A)commences a voluntary case,
(B)consents to the entry of an order for relief against it in an involuntary case,
(C)makes a general assignment for the benefit of its creditors, or
(D)generally is not paying its debts as they become due; and
(xi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against Holdings, the Company or any Significant Subsidiary of Holdings or the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case;
(B)appoints a custodian of Holdings, the Company or any Significant Subsidiary of Holdings or the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of Holdings, the Company or any Significant Subsidiary of Holdings or the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02Acceleration.
(a)In the case of an Event of Default specified in clauses (x) or (xi) of Section 6.01 above with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders) specifying the Event of Default; provided that no such declaration may occur with respect to any action taken, and publicly reported or reported to Holders, more than two years prior to such declaration. Upon such declaration, the Notes, together with accrued and unpaid interest, shall become due and payable immediately. The Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.
(b)In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default with respect to the Notes, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts owing to the Trustee have been paid.
(c)Any notice of Default, notice of continuing Event of Default, notice or declaration of acceleration or instruction to the Trustee to provide a notice of Default, notice of continuing Event of Default, notice or declaration of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders to the Trustee (each a “Directing Holder”) must be accompanied by a separate written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by DTC or its nominee or by the beneficial owner of the Notes in lieu of DTC or its nominee in such Global Notes after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the Trustee, and DTC or its nominee shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. For the avoidance of doubt, the requirements of this Section 6.02(c) shall only apply to Noteholders Directions as defined herein and do not apply to any other directions given by Holders to the Trustee under this Indenture.

(d)If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
(e)Notwithstanding anything in Sections 6.02(c) and (d) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding or payment default shall not require compliance with the foregoing paragraphs of this Section 6.02.
(f)For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Company waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with a Noteholder Direction, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Trustee shall have no liability or responsibility to the Company, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement. If the Trustee acts pursuant to a Noteholder Direction, the Trustee shall deliver copies of the Position Representations for all the Directing Holders to the Company within three (3) Business Days of taking such action. With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Company. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Indenture. In connection with the requisite percentages required under this Indenture, the Trustee shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained.
SECTION 6.03Other Remedies.
(a)If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder and under the Notes, respectively. Upon any such waiver, such Default with respect to the affected Notes shall cease to exist, and any Event of Default with respect to such Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes, or exercising any trust or power conferred upon the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to the Holders) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
SECTION 6.06Limitation on Suits.
(a)A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)the Holder gives the Trustee written notice of a continuing Event of Default with respect to Notes;
(ii)the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(v)during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
(b)A Holder of a Note may not use this Indenture to affect, disturb or prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).
SECTION 6.07Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder
SECTION 6.08Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes then outstanding allowed in any judicial proceedings relative to any of the Company or Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10Priorities.
(a)Subject to the provisions of the First Priority Intercreditor Agreement, any money or property collected by the Trustee pursuant to this Article 6, or any money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture after an Event of Default, shall be paid out or distributed in the following order:

First: to the Trustee, the Notes Collateral Agent or any predecessor trustee or collateral agent, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Notes Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes in respect of which such money was collected for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders

SECTION 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7

TRUSTEE
SECTION 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions required to be delivered hereunder, the

Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.
(f)Subject to receipt of customary evidence as they deem appropriate upon which to rely, the Trustee and the Notes Collateral Agent shall enter into the Security Documents, the First Priority Intercreditor Agreement, any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First Priority Intercreditor Agreement, taken as a whole, or any joinder thereto and any Junior Lien Intercreditor Agreement (as defined in the Credit Facilities) or any joinder thereto upon the request of the Company and the Guarantors.
(g)Neither the Trustee nor any paying agent shall be responsible for determining whether any Asset Sale has occurred and whether any Asset Sale Offer with respect to the Notes is required. Neither the Trustee nor any paying agent shall be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the Notes is required. Neither the Trustee nor any paying agent shall be responsible for monitoring the Company’s or the Notes’ rating status, making any request upon any rating agency, determining whether any rating event with respect to the notes has occurred.
(h)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
SECTION 7.02Certain Rights of Trustee.
(a)The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the willful misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default (except any Event of Default occurring pursuant to Section 6.01(i) or (ii) or Section 4.01) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes and this Indenture.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Notes Collateral Agent, Custodian, Paying Agent and Registrar and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in the Trust Indenture Act of 1939, as amended, it must eliminate such conflict or resign in accordance with the terms of this Indenture. Any Affiliate may do the same with like rights and duties.
SECTION 7.04Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be responsible for any statement or recital herein or any statement in the Notes, in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it shall not be responsible for the compliance by the Company or any Holder with any federal or state securities laws or the determination as to which beneficial owners are entitled to receive notices hereunder. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Guarantors. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee shall have no obligation to independently determine or verify if any Change of Control, Asset Sale, merger, or any other event has occurred or notify the Holders of such event.

Notwithstanding anything else herein to the contrary, the Trustee shall not have (a) any responsibility with respect to (i) the accuracy of the records of any Depositary or any other Person with respect to any beneficial interest in Global Notes or (ii) the selection of the particular portions of a Global Note to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes then outstanding that are represented by Global Notes, or (b) any obligation to (i) deliver to any Person, other than a Holder, any notice with respect to Global Notes, including any notice of redemption or refunding or (ii) make payment to any Person, other than a Holder, of any amount with respect to the principal of, redemption premium, if any, or interest on Global Notes.

SECTION 7.05Notice of Defaults. If a Default or an Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has received notice of such Default or Event of Default as described in Section 7.02(g), the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice prior to 10 days after a Responsible Officer receives notice of such default or Event of Default as described in Section 7.02(g). Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note then outstanding, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
SECTION 7.06[Reserved].

SECTION 7.07Compensation and Indemnity.
(a)The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with a written agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Company and the Guarantors, jointly and severally, shall fully indemnify the Trustee and its directors, officers, agents and employees and hold them harmless against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, including reasonable attorneys’ fees and expenses and court costs, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company does not need to pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the Trustee’s negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.
(c)The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
(d)To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes, which it may exercise by right of set-off, on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(x) and (xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f)[Reserved].
(g)Any amounts due and owing to the Trustee hereunder (whether in the nature of fees, expenses, indemnification payments or reimbursements for advances) which have not been paid by or on behalf of the Company within 30 days following written notice thereof given to the Company shall bear interest at an interest rate equal to the Trustee’s announced prime rate in effect from time to time, plus two percent (2%) per annum.
(h)“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 7.08Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee with respect to the Notes by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10;
(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee with respect to the Notes to replace the successor Trustee appointed by the Company.
(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

SECTION 7.10Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
SECTION 7.11Security Documents; Intercreditor Agreement. By their acceptance of the Notes, the Holders of the Notes hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to enter into and to perform each of the Security Documents and the First Priority Intercreditor Agreement (and any other applicable intercreditor agreements referred to herein from time to time), including any Security Documents executed after the Issue Date and any amendments or supplements thereto permitted by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are expressly authorized to make the representations attributed to Holders in any such agreements.

The Trustee and the Notes Collateral Agent shall not be responsible for and make no representation as to the existence, genuineness, value or protection with respect to the Collateral, the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Notes Obligations. The Trustee and the Notes Collateral Agent shall not be responsible for filing any financing or amendment or continuation statement or recording any document or instrument in any public office at any time or times or otherwise monitoring, perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee and the Notes Collateral Agent make no representation as to and shall not be responsible for any failure of the Company or its Affiliates to effect or maintain insurance on the Collateral. The Trustee and the Notes Collateral Agent have no obligation to monitor Holdings’, the Company’s or any Guarantor’s name and are not responsible for any action required to be taken with respect to perfection of Liens or security interests in the Collateral in the event the Company or any Guarantor changes its name, including but not limited to filing new financing statements.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.01Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and the Notes Guarantees related to the Notes upon compliance with the conditions set forth below in this Article 8.
SECTION 8.02Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees related to the Notes, and have Liens on the Collateral securing the Notes released, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees related to the Notes, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes, the related Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due;
(b)the Company’s Obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02;
(c)the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent hereunder and the Company’s and the Guarantors’ Obligations in connection therewith; and
(d)this Article 8.

Subject to compliance with this Article 8, the Company may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

SECTION 8.03Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.17, 4.18, 4.19 and 5.01(a)(iii) with respect to the outstanding Notes and the Note Guarantees related to the Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Notes Guarantees related to the Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) through (viii) shall not constitute Events of Default with respect to Notes.
SECTION 8.04Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:
(a)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, (in the case of non-callable Government Securities or such combination of cash and non-callable Government Securities, in the opinion of a nationally recognized firm of independent public accountants delivered to the Trustee), to pay the principal of, or interest and premium on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; provided that upon any defeasance that requires the payment of the Applicable

Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee (upon which the Trustee may conclusively rely) simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(b)in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Secured Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(e)no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(f)the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and
(g)the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 8.05Deposited Money and Government Securities to Be Held in Trust.
(a)Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
(b)The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.06Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, and interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 8.07Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01Without Consent of Holders of Notes.
(a)Notwithstanding Section 9.02, with respect to the Notes, the Company, the Guarantors, the Notes Collateral Agent and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without the consent of any Holder of a Note:
(i)to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)to provide for the assumption of the Company’s or any Guarantor’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;
(iv)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;
(v)to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture, any Note Guarantee, the Notes, or the Security Documents upon the Company or any Guarantor;
(vi)[reserved];
(vii)to comply with Section 4.17 hereof;
(viii)to evidence and provide for the acceptance of appointment by a successor Trustee, successor paying agent, or successor Notes Collateral Agent;
(ix)to provide for the issuance of Additional Notes in accordance with this Indenture;
(x)to add a Guarantor under this Indenture, the First Priority Intercreditor Agreement and/or the Security Documents;
(xi)to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;
(xii)to add Collateral with respect to any or all of the Notes and/or the related Guarantees or to execute any Security Document, the First Priority Intercreditor Agreement, any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First Priority Intercreditor Agreement, taken as a whole, or any joinder thereto and any Junior Lien Intercreditor Agreement (as defined in the Credit Facilities) or any joinder thereto;
(xiii)to release Collateral from the Lien securing the Notes when permitted or required by the Security Documents or this Indenture;
(xiv)to conform the text of this Indenture, the Notes, any Guarantee, the First Priority Intercreditor Agreement or the Security Documents to any provision of the section of the Offering Memorandum entitled “Description of the Notes” to the extent that such provision in this Indenture or the Notes was intended to conform to the text of such “Description of the Notes”; or
(xv)to amend the Security Documents to provide for the addition of any creditors to such agreements to the extent a pari passu or junior lien for the benefit of such creditor is permitted by the terms of this Indenture.

SECTION 9.02With Consent of Holders of Notes.
(a)Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes (and related Note Guarantees), the First Priority Intercreditor Agreement and the other Security Documents, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes (and related Note Guarantees), the First Priority Intercreditor Agreement and the other Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders of Notes on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
(c)Upon the request of the Company accompanied by resolutions of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties, protections, privileges, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
(d)It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
(e)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, with respect to the Notes, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(i)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(ii)reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than the provisions relating to Section 4.10 and Section 4.14 and other than the notice periods with respect to a redemption of the Notes);
(iii)reduce the rate of or change the time for payment of interest on any Note;
(iv)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(v)make any Note payable in money other than U.S. dollars;
(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;
(vii)release any Guarantor from any of its Obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(viii)impair the right set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees on or after the due dates therefor;
(ix)amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes; or
(x)make any change in the preceding amendment and waiver provisions.
(f)Notwithstanding the preceding, without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment or waiver may (A) make any change in any Security Document, or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations or (B) change or alter the priority of the Liens securing the Notes Obligations in any material portion of the Collateral in any way adverse to the Holders of the Notes in any material respect, other than, in each case, as provided under the terms of the Security Documents.
SECTION 9.03[Reserved].
SECTION 9.04Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06Trustee to Sign Amendments, Etc. The Trustee and the Notes Collateral Agent shall sign any amendment or supplement to this Indenture or any Note or Security Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee or the Notes Collateral Agent. In executing any amendment or supplement or Note, the Trustee and the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.
ARTICLE 10

NOTE GUARANTEES
SECTION 10.01Guarantee. Subject to this Article 10, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees on an unsubordinated secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(a)The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(b)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(c)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
SECTION 10.02Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed Obligations under the Indenture to a contribution from each other Guarantor (if any) in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all of the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.03Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees this Indenture or a supplemental indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Guarantor, as the case may be. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer whose signature is on this Indenture or on a supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.17, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.17 and this Article 10, to the extent applicable.

SECTION 10.04Guarantors May Consolidate, Etc., on Certain Terms.
(a)Subject to Section 10.05, a Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into

(whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
(i)immediately after giving effect to that transaction, no Default or Event of Default exists; and
(ii)either:
(A)the Guarantor is the surviving Person or the Person acquiring the property or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the Obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee, respectively; or
(B)such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with Section 4.10.
(b)Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of a Guarantor in accordance with this Section 10.04, the successor Person formed by such consolidation or into or with which the Guarantor is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the predecessor Guarantor will refer instead to the successor person and not to the predecessor Guarantor), and may exercise every right and power of, a Guarantor under the Indenture with the same effect as if such successor Person had been named as a Guarantor in the Indenture. In the event of any such transfer, except in the case of a lease, the predecessor will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter. Notwithstanding the foregoing, a Guarantor may sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia.
(c)Except as set forth in Article 5, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
SECTION 10.05Release of Guarantor. Any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:
(a)any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of (x) Holdings’, the Company’s and/or a Restricted Subsidiary’s Capital Stock in such Guarantor following which the applicable Guarantor is no longer a Restricted Subsidiary or (y) all or substantially all the assets of such Guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Company, any Guarantor and/or any Restricted Subsidiary), in the case of this clause (i), which sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(b)the release or discharge of the guarantee by such Guarantor of the Secured Credit Facility or other guarantee which resulted in the creation of such Guarantee (including for the avoidance of doubt, any substantially simultaneous release or discharge that would be conditioned on the release or discharge of such Guarantee or of the guarantee of the Secured Credit Facility or other guarantee which resulted in the creation of such Guarantee), except a discharge or release by or as a result of a payment under such guarantee;
(c)(A) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary upon effectiveness of such designation or (B) when any Subsidiary that is a Guarantor first ceases to be a Restricted Subsidiary or (C) when any Subsidiary that is a Guarantor first ceases to be a Wholly Owned Subsidiary of the Company (other than, in the case of this clause (iii) if it remains a Guarantor of the Secured Credit Facility or any other First Priority Obligation or as a result of (x) the sale of its Equity Interests for less than Fair Market Value or in a transaction that is not bona fide or (y) the sale of its Equity Interests with the sole intention to release such Guarantor from its Guarantee);
(d)exercise of the option of Legal Defeasance of the Notes under Section 8.02, or the option of Covenant Defeasance of the Notes under Section 8.03, or if the Company’s obligations under this Indenture are discharged in accordance with Section 11.01; or
(e)the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving, continuing or resulting Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company or another Guarantor.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee; provided that the Company or such Guarantor delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the release and discharge of the applicable Guarantee have been complied with.

SECTION 10.06Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
ARTICLE 11

SATISFACTION AND DISCHARGE
SECTION 11.01Satisfaction and Discharge.
(a)This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, and the Guarantees and the Liens on the Collateral securing the Notes will be released, when:
(i)either:
(A)all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in this Indenture) have been delivered to the Trustee for cancellation; or
(B)(1) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise (2) will become due and payable within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of (1), (2), or (3), the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non callable Government Securities, or a combination thereof, in such amounts as will be sufficient (in the case of non-callable Government Securities or such a combination, in the opinion of a nationally recognized firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption, as the case may be; provided that upon any discharge that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the redemption date. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(ii)no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture and the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(iii)the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(iv)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
(b)In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c)Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this Section 11.01 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 11.
(d)After the conditions to discharge contained in this Article 11 have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture (except for those surviving obligations specified in Section 7.07).
SECTION 11.02Deposited Money and Government Securities to Be Held in Trust. Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
SECTION 11.03Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on their request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
ARTICLE 12

COLLATERAL
SECTION 12.01Security Documents.
(a)The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Notes Obligations of the Company and the Guarantors to the Notes Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the First Priority Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent hold the Collateral in trust for the benefit of the Notes Secured Parties and pursuant to the terms of this Indenture and the Security Documents. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Priority Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the First Priority Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and agrees to be subject to and bound by the provisions of the First Priority Intercreditor Agreement as Additional First

Lien Secured Parties (as defined in the First Priority Intercreditor Agreement). The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents to which the Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to provide to the Notes Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including, without limitation, the filing of UCC financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant jurisdiction)) required to cause the Security Documents to create and maintain, as security for the Notes Obligations of the Company and the Guarantors to the Notes Secured Parties, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties subject to no Liens other than Permitted Liens.
SECTION 12.02Release of Collateral.
(a)The Liens securing the Notes will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 12.02. Upon such release, subject to the terms of the First Priority Intercreditor Agreement and the other Security Documents, all rights in the released Collateral securing Notes Obligations shall revert to the Company and the Guarantors, as applicable. The Collateral shall be automatically released from the Lien and security interest created by the Security Documents and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, and instruct the Notes Collateral Agent in writing to execute, as applicable, the same at the Company’s sole cost and expense, under one or more of the following circumstances:
(i)in whole upon:
(A)payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes issued under this Indenture and all other Notes Obligations (for the avoidance of doubt, other than contingent Obligations in respect of which no claims have been made) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid;
(B)satisfaction and discharge of this Indenture with respect to the Notes as set forth under Section 11.01; or
(C)a Legal Defeasance or Covenant Defeasance of this Indenture with respect to the Notes as set forth under Section 8.02 or 8.03, as applicable;
(ii)in whole or in part, with the consent of Holders of the Notes in accordance with Article 9 of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;
(iii)in part, as to all assets of any Guarantor that ceases to be a Guarantor in accordance with this Indenture;

(iv)in part, as to any asset:
(A)constituting Collateral that is sold, transferred or otherwise disposed of by the Company or the Guarantors to any Person that is not the Company or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold, transferred or disposed of), or
(B)constituting Shared Collateral, in accordance with the First Priority Intercreditor Agreement,
(C)that becomes Excluded Property,
(D)that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture, the First Priority Intercreditor Agreement or any other Security Document; or
(v)with respect to any asset, so long as the Secured Credit Facility Obligations are outstanding, at the time such asset does not and is not required to secure the Secured Credit Facility Obligations;

provided that, in the case of clause (iv)(B) above, the proceeds of such Shared Collateral shall be applied in accordance with the First Priority Intercreditor Agreement.

(b)With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’ expense) such instruments or releases (whether electronically or in writing and without recourse, representation or warranty) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect or evidence, as applicable, in each case as soon as reasonably practicable, the release and discharge of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, but without limiting any automatic release provided hereunder or under any Security Document, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.
SECTION 12.03Suits to Protect the Collateral.
(a)Subject to the provisions of Article 6 hereof and the Security Documents, the Trustee, at the direction of a majority of the Holders, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:
(1)enforce any of the terms of the Security Documents; and

(2)collect and receive any and all amounts payable in respect of the Obligations hereunder.
(b)Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
SECTION 12.04Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the First Priority Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture. The Trustee shall have no liability for interest or other compensation thereon.
SECTION 12.05Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.
SECTION 12.06Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
SECTION 12.07Notes Collateral Agent.
(a)Each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designate and appoint the Notes Collateral Agent as its agent under this Indenture, the Security Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.07. The provisions of this Section 12.07 are solely for the benefit of the Notes Collateral Agent and none of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and/or the applicable Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.
(c)Neither the Notes Collateral Agent nor any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own bad faith, gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Grantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. Neither Notes Collateral Agent nor any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)The Notes Collateral Agent shall be entitled (in the absence of bad faith) to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and/or other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Security Document, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents, and shall incur no liability by reason of such failure or refusal to take action, unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, fees and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.07).
(f)The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent or 25% of Holders in aggregate principal amount of Notes may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the sole expense of the Company. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the Notes Collateral Agent shall be fully and immediately discharged of all responsibilities under this Indenture and the Security Documents to which it is party, provided that the provisions of this Section 12.07 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(g)The Trustee and the Notes Collateral Agent shall be authorized to appoint co-Notes Collateral Agents or sub-agents or other additional Notes Collateral Agents as necessary in its sole discretion or in accordance with applicable law and any such appointment shall be reflected in documentation (which the Company, the Trustee and the Notes Collateral Agent are hereby authorized to enter into). Except as otherwise explicitly provided herein or in the Security Documents, Neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.
(h)The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the First Priority Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents. Any execution of a Security Document by the Notes Collateral Agent shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and an Opinion of Counsel stating that the execution is authorized or permitted pursuant to the Indenture and applicable Security Documents.
(i)If applicable, the Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent.
(j)The Notes Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or such Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall not have any other duty or liability whatsoever to the Trustee or any Holder or any other Notes Collateral Agent as to any of the foregoing.
(k)If the Company or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when no First Priority Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of an existing First Priority Intercreditor Agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Priority Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, or on reasonable and customary terms with respect to any other such intercreditor agreement, the Notes Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(l)No provision of this Indenture or any Security Document shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless it shall have first received security or indemnity reasonably satisfactory to it against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk of liability is not reasonably assured to it. The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Priority Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own bad faith, gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need (a) shall be held uninvested without liability for interest, unless otherwise agreed in writing, (b) shall be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
(m)The Notes Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
(n)The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the First Priority Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Secured Credit Facility or the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documents.
(o)The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims,

causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may, but shall in no event be required to, hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
(p)Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the First Priority Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Security Document. For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent,” “approved by the Notes Collateral Agent,” “acceptable to the Notes Collateral Agent,” “in the Notes Collateral Agent’s discretion,” “selected by the Notes Collateral Agent,” “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.
(q)After the occurrence of an Event of Default (at the direction of a majority of Holders), the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(r)The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the First Priority Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with this Indenture.
(s)Subject to the terms of the Security Documents, in each case that the Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Security

Documents, if the Notes Collateral Agent shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(t)Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the preparation, recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant jurisdiction), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(u)The Company shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 7.07. Accordingly, the reference to the “Trustee” in Section 7.07 and Section 7.08 shall be deemed to include the reference to the Notes Collateral Agent.
(v)Anything in this Indenture or any Security Document notwithstanding, in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
ARTICLE 13

MISCELLANEOUS
SECTION 13.01[Reserved].
SECTION 13.02Notices.
(a)Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee or the Notes Collateral Agent on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Consolidated Communications, Inc.
2116 South 17th Street
Mattoon, Illinois 61938
Attention: Steven L. Childers
Facsimile: (217) 258-6240

with a copy to:

Schiff Hardin LLP
233 South Wacker Drive, Suite 7100
Chicago, Illinois 60606
Attention: Alexander Young
Facsimile: (312) 258-5737

If to the Trustee or the Notes Collateral Agent:

Wells Fargo Bank, National Association
CTSO Mail Operations, MAC N9300-070

600 South Fourth Street, Seventh Floor

Minneapolis, MN 55415

Attn: Corporate Trust Services, Consolidated Communications Administrator

(b)The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
(c)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d)Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(e)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.
(f)In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
(g)If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(h)If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
(i)Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other Applicable Procedures.

SECTION 13.03[Reserved].
SECTION 13.04Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or to the Notes Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)an Officers’ Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)except in connection with the original issuance of the Notes on the Issue Date, an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.
SECTION 13.05Statements Required in Certificate or Opinion.
(a)Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
SECTION 13.06Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 13.07No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the First Priority Intercreditor Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 13.08Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS, THE NOTES COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 13.10Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.
SECTION 13.11No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 13.12Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 10.04.
SECTION 13.13Severability. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 13.14Counterpart Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 13.15Regulatory Matters.
(a)Any provision contained herein to the contrary notwithstanding (but without limiting the generality of the provisions of Section 13.15(d)), no action shall be taken hereunder by the Notes Collateral Agent or any Note Secured Party with respect to any item of Collateral, unless and until all applicable requirements (if any) of any applicable Governmental Authority under the Communications Laws have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the Governmental Authorities, in each case under the terms of any license or operating right held by the Grantors (or any entity under the control of the Grantors).
(b)Without limiting the generality of the foregoing, the Notes Collateral Agent (on behalf of itself and the other Note Secured Parties) hereby agrees that (a) to the extent required by applicable law, voting and consensual rights in the ownership interest of any Grantors (the “Pledged Interest”) will remain with the holders of such voting and consensual rights upon and following the occurrence of an Event of Default unless and until any required prior approvals of the Governmental Authorities to the transfer of such voting and consensual rights to the Notes Collateral Agent shall have been obtained and (b)prior to the exercise of voting or consensual rights by the purchaser at any sale of the Pledged Interests, in each case to the extent required by the Communications Laws, the prior consent of the Governmental Authorities will be obtained.
(c)It is the intention of the parties hereto that the exercise of any remedies by the Notes Collateral Agent with respect to the Collateral shall in all relevant respects be subject to and governed by said statutes, rules and regulations, to the extent applicable, and that nothing in this Indenture shall be construed to diminish the control exercised by the Grantor over the assets and Pledged Interests subject to said statutes, rules and regulations except in accordance with or as may not be prohibited by the provisions of such statutory requirements, rules and regulations. Each Grantor agrees that upon the reasonable request from time to time by the Trustee or any Holder of the Notes it will actively pursue obtaining any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 13.15, including, upon any reasonable request of the Trustee or any Holder of the Notes following an Event of Default, the preparation, signing and filing with (or causing to be prepared, signed and filed with) the Governmental Authorities of any application or application for consent to the assignment of the Communications Licenses, or transfer of control required to be signed by the Company or any of its Subsidiaries necessary or appropriate under the Communications Laws for approval of any sale or transfer of any of the Pledged Interests or the assets of the Company or any of its Subsidiaries or any transfer of control in respect of any Communications License.
(d)The creation of any Lien, and exercise of any remedy, with respect to any Communications License shall be consistent with the Communications Laws.
SECTION 13.16Limited Condition Transactions; Measuring Compliance.
(a)When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, dividends and Asset Sales or distributions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or distribution or similar event), (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction is made (or that equivalent notice under equivalent laws, rules or regulations in such other applicable jurisdiction is made), (c) that notice is given with respect to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (d) that notice is given with respect to any dividend or other distribution requiring irrevocable notice in advance thereof and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or other distributions and dispositions) and any related pro forma adjustments, Holdings, the Company or any of their respective Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether such Liens are to secure Indebtedness that is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or distributions and Asset Sales).
(b)For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of Holdings or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
(c)The Trustee shall not be responsible, or have any liability, for the calculation of any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction or any LCT Election.
(d)For purposes of determining compliance with any fixed basket in any covenant, in the event that any such fixed baskets are intended to be utilized together with any Incurrence-based baskets in such covenant in a single transaction or action or series of related transactions or actions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of such applicable transaction or action to be incurred under any Incurrence-based basket in any covenant shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets in such covenant, but giving full pro forma effect to all applicable and related transactions and actions (including, subject to the foregoing with respect to fixed baskets, any Incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments and (ii) thereafter, Incurrence of the portion of such applicable transaction or action to be incurred under any fixed baskets in such covenant shall be calculated.
SECTION 13.17Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.17.
(a)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(b)Notwithstanding anything to the contrary contained in this Section 13.17, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.
(c)If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to resolutions of its Board of Directors, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of Notes generally in connection therewith or the date of the most recent list of Holders of Notes forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Notes at the close of business on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e)Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
SECTION 13.18Benefit of Indenture. Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 13.19[Reserved].
SECTION 13.20[Reserved].
SECTION 13.21Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 13.22USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee and the Notes Collateral Agent with such information as it may reasonably request in order for the Trustee and the Notes Collateral Agent to satisfy the requirements of the USA PATRIOT Act. The Trustee acknowledges that it has received all information required pursuant to this Section 13.22 as of the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of March 18, 2021.

CONSOLIDATED COMMUNICATIONS, INC., as the Company

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

BERKSHIRE NEW YORK ACCESS, INC., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS FINANCE III CO., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

[Signature Page to Indenture]

CONSOLIDATED COMMUNICATIONS OF CALIFORNIA COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF CENTRAL ILLINOIS COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF COMERCO COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF KANSAS COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF MINNESOTA COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

[Signature Page to Indenture]

CONSOLIDATED COMMUNICATIONS OF MISSOURI COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF NEW YORK COMPANY, LLC, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF OHIO COMPANY, LLC, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF OKLAHOMA COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

[Signature Page to Indenture]

CONSOLIDATED COMMUNICATIONS OF WASHINGTON COMPANY, LLC, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

ST. JOE COMMUNICATIONS, INC., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

TACONIC TECHNOLOGY CORP., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

C & E COMMUNICATIONS, LTD., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

BERKSHIRE CELLULAR, INC., as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF COLORADO COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

[Signature Page to Indenture]

CONSOLIDATED COMMUNICATIONS OF FLORIDA COMPANY, as a Guarantor

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Corey J. Dahlstrand

Name: Corey J. Dahlstrand

Title: Corporate Trust Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent

By: /s/ Jessica Wuornos

Name: Jessica Wuornos

Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

[Additional language for Regulation S Note to be inserted after paragraph 1]

[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

CUSIP [●]

No. [●]$[●]*

CONSOLIDATED COMMUNICATIONS, INC.

5.000% SENIOR SECURED NOTES DUE 2028

Issue Date:

Consolidated Communications, Inc., a Delaware corporation, (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or its registered assigns, the principal sum of $[●] ([●] UNITED STATES DOLLARS), [subject to adjustments listed on the Schedule of Exchanges, Increases or Decreases of Interests in the Global Note attached hereto,] on October 1, 2028.

Interest Payment Dates: April 1 and October 1, commencing October 1, 2021.

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CONSOLIDATED COMMUNICATIONS, INC.

By:

Name:

Title:

(Trustee’s Certificate of Authentication)

This is one of the 5.000% Senior Secured Notes due 2028 described in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Trustee

By:

Authorized Signatory

[Reverse Side of Note]

CONSOLIDATED COMMUNICATIONS, INC.

5.000% SENIOR SECURED NOTES DUE 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)Interest. Consolidated Communications, Inc. (the “Company”) promises to pay interest on the principal amount of this Note at 5.000% per annum from the date hereof until maturity. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2021. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate then in effect; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Company or the Paying Agent shall pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)Indenture. The Company issued the Notes under an Indenture dated as of March 18, 2021 (the “Indenture”) between the Company and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 5.000% Senior Secured Notes due 2028, initially issued in the aggregate principal amount of $400,000,000. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

(5)Optional Redemption.

(a)At any time prior to October 1, 2023, the Company may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by its designee; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(b)At any time on or after October 1, 2023, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2023	103.750%
2024	102.500%
2025	101.250%
2026 and thereafter	100.000%

(c)At any time prior to October 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture upon not less than 10 nor more than 60 days’ prior notice (including any Additional Notes) at a redemption price of 105.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture, and any Additional Notes issued under the Indenture after the Issue Date must remain outstanding immediately after the occurrence of such redemption; and (2) the redemption must occur within 180 days of the date of the closing of each such Equity Offering.

(d)Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the

Company any or all of such conditions will not be satisfied. The Company shall provide written notice to the Trustee on or prior to the redemption date specified in such notice if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(6)Repurchase at Option of Holder. If a Change of Control occurs, unless the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all of the outstanding Notes and all conditions to such redemption, other than the deposit of funds with the Trustee, have been satisfied as described under Section 3.07 of the Indenture, the Company will make an offer to repurchase all of the Notes pursuant to the offer described below at a price (as calculated by the Company) in cash equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Payment Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Change of Control Payment Date. No later than 30 days following any Change of Control (unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07 of the Indenture), the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is sent, pursuant to the procedures described in Section 3.08 of the Indenture (including the notice required thereby).

(7)Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8)Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (i) for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed or (ii) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. Transfer may be restricted as provided in the Indenture.

(9)Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

(10)Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, any related Guarantee, the First Priority Intercreditor Agreement and the other Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, any related Guarantee, the First Priority Intercreditor Agreement and the other Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

(11)Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders) specifying the Event of Default; provided that no such declaration may occur with respect to any action taken, and publicly reported or reported to Holders, more than two years prior to such declaration. Upon such declaration, the Notes, together with accrued and unpaid interest, shall become due and payable immediately. The Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default with respect to the Notes, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts owing to the Trustee have been paid. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note then outstanding, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

(12)Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

(13)No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14)Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

(16)Guarantee. As provided in the Indenture and subject to certain limitations therein set forth, the Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

(17)Governing Law. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(18)Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and any Security Document. Requests may be made to:

Consolidated Communications, Inc.
2116 South 17th Street
Mattoon, Illinois 61938
Attention: Steven L. Childers
Facsimile: (217) 258-6240

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10 ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES, INCREASES OR DECREASES OF

INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Consolidated Communications, Inc.

2116 South 17th Street
Mattoon, Illinois 61938
Attention: Steven L. Childers
Facsimile: (217) 258-6240

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:5.000% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of March 18, 2021 (the “Indenture”), among Consolidated Communications, Inc., a Delaware corporation, (the “Company”) and Wells Fargo Bank, National Association, as trustee and notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that such Transfer is being effected to the Company or a subsidiary thereof.

☐4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐(a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:	____________________

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐(a)a beneficial interest in the:

(i)144A Global Note (CUSIP __________); or

(ii)Regulation S Global Note (CUSIP __________); or

☐(b)a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE]

☐(a)a beneficial interest in the:

(i)144A Global Note (CUSIP __________); or

(ii)Regulation S Global Note (CUSIP __________); or

(iii)Unrestricted Global Note (CUSIP __________); or

☐(b)a Restricted Definitive Note; or

☐(c)a Unrestricted Definitive Note; or

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Consolidated Communications, Inc.

2116 South 17th Street
Mattoon, Illinois 61938
Attention: Steven L. Childers
Facsimile: (217) 258-6240

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:5.000% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of March 18, 2021 (the “Indenture”), between Consolidated Communications, Inc., a Delaware corporation, (the “Company”) and Wells Fargo Bank, National Association, as trustee and notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐144A Global Note, :

☐Regulation S Global Note, :

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:	____________________

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

[Reserved]

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of _____________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Consolidated Communications, Inc., an Illinois corporation (or its permitted successor) (the “Company”), the Company and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee and notes collateral agent under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of March 18, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 5.000% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.1Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the

Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3
MISCELLANEOUS

Section 3.1Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 3.2Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6Release. The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7No Recourse Against Others. Pursuant to Section 13.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 3.8Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.9Waiver of Jury Trial. THE GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10Counterparts; Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 3.11Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:

Name:

Title:

CONSOLIDATED COMMUNICATIONS, INC.

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:

Name:

Title:

EXHIBIT F

FORM OF FREE TRANSFERABILITY CERTIFICATE

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:5.000% Senior Secured Notes due 2028

Dear Sir/Madam:

Whereas the 5.000% Senior Secured Notes due 2028 of Consolidated Communications, Inc. (the “Notes”) have become freely tradable without restriction by non-affiliates of Consolidated Communications, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.07(k) of the Indenture, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)the Private Placement Legend described in Section 2.07(g) of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders; and

(ii)the Restricted Global Notes CUSIP(s) and ISIN(s) ( / ) will be deemed removed from the Global Notes and replaced, respectively, with the following unrestricted CUSIP and ISIN, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders.

CUSIP:

ISIN:

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

CONSOLIDATED COMMUNICATIONS, INC.

By:

Name:

Title:

F-1